                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                             APEX ACQUISITION CORP.,
                        APEX MACHINE TOOL COMPANY, INC.,
                                GERALD S. BIONDI,
                       JAMES G. BIONDI AND MICHAEL BIONDI



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                                TABLE OF CONTENTS

                            ASSET PURCHASE AGREEMENT

ARTICLE I - PURCHASE AND SALE OF ASSETS                                  1

               1.1  Purchased Assets                                     1
               1.2  Excluded Assets                                      3
               1.3  Closing                                              4
               1.4  Real Estate                                          4

ARTICLE II - LIABILITIES                                                 4

               2.1  Assumption of Liabilities                            4
               2.2  Non-Assumed Liabilities                              6

ARTICLE III - PURCHASE PRICE                                             6

               3.1  Purchase Price                                       6
               3.2  Form of Closing Payment                              7
               3.3  Purchase Price Adjustment                            7
               3.4  Allocation of Purchase Price                         8


ARTICLE IV - REPRESENTATIONS AND WARRANTIES
             OF SELLER AND THE SHAREHOLDERS                              8

               4.1  Corporate Organization                               8
               4.2  Authorization                                        9
               4.3  No Conflict                                          9
               4.4  Enforceability                                       9
               4.5  Financial Statements; Corporate Records              9
               4.6  Absence of Undisclosed Liabilities                  10
               4.7  Accounts Receivable                                 10
               4.8  Inventory                                           11
               4.9  Business Changes                                    11
              4.10  Leases                                              13
              4.11  Condition of Leased Real Property                   13
              4.12  Reserved                                            13
              4.13  Leased Real Estate                                  13
              4.14  Title to Purchased Assets                           14

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              4.15  Condition of Purchased Assets                       14
              4.16  Contracts and Leases                                14
              4.17  Litigation                                          15
              4.18  Environmental Matters                               15
              4.19  Government Licenses and Permits                     19
              4.20  Certain Third-Party Agreements                      19
              4.21  Taxes                                               20
              4.22  Employee Benefit Plans                              20
              4.23  Labor Matters                                       22
              4.24  Employment Contracts                                22
              4.25  Intangible Assets                                   22
              4.26  Unlawful Payments                                   23
              4.27  Compliance with Law                                 23
              4.28  Insurance                                           23
              4.29  Subsidiaries                                        24
              4.30  Transactions with Certain Persons                   24
              4.31  Products Liability; Warranties                      24
              4.32  Brokerage                                           25
              4.33  Representations and Warranties True and Correct     25

ARTICLE V - REPRESENTATIONS AND WARRANTIES
            OF BUYER                                                    25

               5.1  Organization                                        25
               5.2  Authority                                           26
               5.3  No Conflict                                         26
               5.4  Enforceability                                      26
               5.5  Brokerage                                           26
               5.6  Warranties True and Correct                         26
               5.7  Solvency                                            26
               5.8  SEC Reports                                         27

ARTICLE VI - COVENANTS OF SELLER AND THE
             SHAREHOLDERS                                               27

               6.1  Access to Books and Records After Closing           27
               6.2  Operation of Business                               27
               6.3  Preservation of Business                            29
               6.4  Insurance and Maintenance of Property               29
               6.5  Compliance with Laws                                29
               6.6  Reserved                                            29

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               6.7  Fulfill Conditions                                  29
               6.8  Employees                                           29
               6.9  Release of Security Interests                       30
              6.10  Change of Corporate Name                            30
              6.11  Documents Executed by Seller                        30
              6.12  Other Deliveries of Seller                          30
              6.13  Documents Executed by the Shareholders              31
              6.14  Collection of the Receivables                       31
              6.15  Transfer Taxes                                      31
              6.16  Access to Information and Documents                 31

ARTICLE VIA - ENVIRONMENTAL COVENANTS                                   32

         ENVIRONMENTAL COVENANTS OF SELLER
         AND THE SHAREHOLDERS                                           32

         6A.1     Connecticut Transfer Act                              32
         6A.2     Comprehensive Environmental Response,
                  Compensation, and Liability Information System        32
         6A.2A    Seller's and Shareholders' Remediation Rights         33
         6A.3     Known Environmental Issues                            33
         6A.4     Pre-Closing Environmental Issues                      33
         6A.5     Shareholders' Cooperation with Buyer                  33
         6A.6     Covenant Not to Sue; Comfort Letter                   34
         6A.7     Termination of Shareholders' and Seller's
                    Obligations                                         34

         ENVIRONMENTAL COVENANTS OF BUYER                               34

         6A.8     Buyer's Environmental Responsibility Post-Closing     34
         6A.9     Buyer's Cooperation with Shareholders                 34
         6A.10    Access                                                35
         6A.11    Communications and Coordination with Agencies         35


ARTICLE VII - COVENANTS OF EDAC AND BUYER                               36

             7.1  Record Retention                                      36
             7.2  Certified Resolutions                                 37
             7.3  Deliveries                                            37
             7.4  Insurance                                             37
             7.5  Election as Director                                  37


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             7.6  Secretarial Support                                   37
             7.7  Property Management                                   37
             7.8  Commercially Reasonable Efforts; Notice
                  of Breach                                             38
             7.9  Nonassignable Agreements                              38
            7.10  Product Liability Insurance                           38
            7.11  Employment; Severance Liability                       39
            7.12  Benefit Plans                                         39

ARTICLE VIII - CONDITIONS PRECEDENT TO SELLER'S
               OBLIGATION TO CLOSE                                      39

             8.1  Representations and Warranties                        39
             8.2  Performance of Covenants and Obligations              40
             8.3  Proceedings and Instruments Satisfactory              40
             8.4  No Litigation                                         40
             8.5  Regulatory Filings and Approvals                      40
             8.6  Adverse Change                                        40
             8.7  Assignment and Assumption of Specified Contracts      40
             8.8  Opinion of Counsel                                    41
             8.9  Consummation of Transactions Contemplated
                  by Real Estate Purchase Agreements                    41

ARTICLE IX - CONDITIONS PRECEDENT TO BUYER'S
             OBLIGATION TO CLOSE                                        41

             9.1  Representations and Warranties                        41
             9.2  Performance of Covenants and Obligations              41
             9.3  Proceedings and Instruments Satisfactory              41
             9.4  Adverse Change                                        42
             9.5  No Litigation                                         42
             9.6  Consents, Approvals, Certifications, Licenses
                    and Permits                                         42
             9.7  Good Standing Certificates                            42
             9.8  Opinion of Counsel                                    42
             9.9  Financing                                             43
            9.10  Regulatory Filings and Approvals                      43
            9.11  Audited Financial Statements                          43
            9.12  Environmental Matters                                 43
            9.13  Equipment Transfer                                    43
            9.14  Real Estate Purchase Agreements                       43

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ARTICLE X - INDEMNIFICATION BY SELLER AND THE
            SHAREHOLDERS                                                44

              10.1  Indemnification                                     44
              10.2  Procedures                                          45
              10.3  Payment                                             46
              10.4  Survival of Indemnification                         46
              10.5  Basket Payment                                      47
              10.6  Remedies Exclusive                                  47
              10.7  Limitation on Claims                                47
              10.8  Maximum Exposure                                    47
              10.9  Actual Knowledge                                    47

ARTICLE XI - INDEMNIFICATION BY BUYER                                   48

              11.1  Indemnification                                     48
              11.2  Procedures                                          48
              11.3  Payment                                             50
              11.4  Survival of Indemnification                         50
              11.5  Basket Payment                                      50
              11.6  Remedies Exclusive                                  51
              11.7  Limitation on Claims                                51
              11.8  Actual Knowledge                                    51
              11.9  Maximum Exposure                                    51

ARTICLE XII - MISCELLANEOUS                                             51

              12.1  Termination                                         51
              12.2  Effect of Termination                               51
              12.3  Further Assurances                                  52
              12.4  Amendment                                           52
              12.5  Waiver                                              52
              12.6  Notices                                             52
              12.7  Benefit/Assignment                                  53
              12.8  Expenses                                            53
              12.9  Public Announcement                                 54
             12.10  Specific Performance                                54
             12.11  Entire Agreement                                    54
             12.12  Arbitration Procedure                               54
             12.13  Headings                                            56
             12.14  Severability                                        56

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             12.15  Knowledge                                           56
             12.16  No Strict Construction                              56
             12.17  Exclusive Dealing                                   57
             12.18  Parties in Interest                                 57
             12.19  Counterparts                                        57




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SCHEDULES

     Schedule 1.1(a)                   Machinery and Equipment
     Schedule 1.1(b)                   Leases
     Schedule 1.1(c)                   Contracts, Agreements and Commitments
     Schedule 1.1(e)                   Licenses and Permits
     Schedule 1.1(k)                   Vehicles, Etc.
     Schedule 1.2                      Excluded Assets
     Schedule 2.1(c)                   Certain Agreements of Seller
     Schedule 3.3                      November 30 Balance Sheet
     Schedule 3.4                      Purchase Price Allocation
     Schedule 4.5                      Financial Statements
     Schedule 4.6                      Absence of Undisclosed Liabilities
     Schedule 4.7                      Accounts Receivable
     Schedule 4.9                      Business Changes
     Schedule 4.10                     Leases
     Schedule 4.11                     Condition of Leased Real Property
     Schedule 4.13                     Leased Real Property
     Schedule 4.14                     Title to Purchased Assets
     Schedule 4.16                     Contracts and Leases
     Schedule 4.17                     Litigation
     Schedule 4.18                     Environmental Matters
     Schedule 4.22                     Employee Benefit Plans
     Schedule 4.24                     Employment Contracts
     Schedule 4.25                     Intangible Assets
     Schedule 4.27                     Compliance with Law
     Schedule 4.28                     Insurance
     Schedule 4.29                     Subsidiaries
     Schedule 4.30                     Transactions with Certain Persons
     Schedule 4.31                     Products Liability Warranties
     Schedule 6.2                      Operation of Business

EXHIBITS

      Exhibit A                        Form of Real Estate Purchase Agreement
      Exhibit B                        Form of General Bill of Sale
      Exhibit C                        Form of Assignment and Assumption
                                         Agreement
      Exhibit D                        Form of Noncompetition Agreement (Seller)
      Exhibit E                        Form of Noncompetition Agreement
                                         (Shareholder)
      Exhibit F                        Form of Consulting Agreement


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      Exhibit G                        Form of Opinion of Seller's Counsel
      Exhibit H                        Form of Opinion of Buyer's and Edac's
                                         Counsel




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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made this ___ day of _______________, 1998, by and among EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation ("Edac"), APEX ACQUISITION CORP., a Wisconsin corporation and a wholly-owned subsidiary of Edac ("Buyer"), APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation ("Seller") and GERALD S. BIONDI, JAMES G. BIONDI and MICHAEL BIONDI, being all of the shareholders of Seller (collectively, the "Shareholders").

                                    RECITALS

         A. Seller is engaged in the business of manufacturing engineered tools and molds in Farmington, Connecticut (the "Business").

         B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller, in accordance with the terms of this Agreement, substantially all of the assets owned by Seller and used in connection with the operation of the Business.

                                   AGREEMENTS

         In consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

         1.1 Purchased Assets. Subject to the terms and conditions set forth in this Agreement, Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, at the Closing (as defined in section 1.3 hereof), all of Seller's right and title to and interest in all assets, properties and rights of every kind, wherever located and regardless of whether reflected on the books of Seller, which are owned by Seller as of the Closing, including, without limitation, the Business as a going concern, except only the assets excluded pursuant to section 1.2 hereof (collectively, the "Purchased Assets"). The Purchased Assets shall include, without limitation, the following:


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         (a) all machinery, equipment, leasehold improvements, supplies, tools, fixtures, furniture, furnishings and other personal property of Seller including, without limitation, those items listed on Schedule 1.1(a) attached hereto and, in addition, a Leblond Mikino Vertical Machine Center #LM380 (the "Vertical Machine Center"), which shall be purchased by Seller from Gerald S. Biondi and James G. Biondi prior to the Closing (as defined in section 1.3 hereof) for $138,000;

         (b) all rights of Seller under the leases of real property, equipment and other tangible personal property listed on Schedule 1.1(b) attached hereto, and all other leases entered into by Seller in the ordinary course of business between the date of this Agreement and the Closing Date (as defined in section
1.3 hereof) (all such leases referenced in this section 1.1(b) shall be referred to collectively hereinafter as the "Assumed Leases");

         (c) all rights of Seller under (including, without limitation, all Seller's right to receive goods and services and to assert claims and to take other action with respect to breaches, defaults and other violations pursuant
to) all of the following contracts, bookings, commitments and other agreements to which Seller is a party:

                           (i)   all contracts, including customer contracts,
bookings and commitments in existence as of the Closing;

                           (ii)  all other contracts, bookings, commitments and
other agreements relating to the Business that are listed on Schedule 1.1(c);

                           (iii) all contracts, bookings, commitments and other
agreements entered into in the ordinary course of business of Seller which involve payments or receipts by Seller of less than $25,000 per year in the case of any single contract, but no more than $100,000 per year in the aggregate; and

                           (iv)  all contracts, bookings, commitments and other
agreements entered into after the date of this Agreement and prior to the Closing Date in the ordinary course of Seller's business.

                                 The Assumed Leases and the contracts referred
to in subsections (i), (ii), (iii) and (iv) of this section 1.1(c) are referred to in this Agreement as the "Assumed Contracts." The Assumed Contracts shall not include, however, and Buyer shall not assume any of the contracts listed on
Schedule 1.2 under the heading "Excluded Contracts" or, unless Buyer, in its sole

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discretion, decides otherwise, any contract which is not an Assumed Contract
(collectively, the "Excluded Contracts"). Notwithstanding the foregoing, if Seller inadvertently omits to include on Schedule 1.1(c) any contract, booking, commitment or other agreement (the "Omitted Contracts"), Buyer will nonetheless assume each Omitted Contract which is not materially adverse to Seller or the Business.

                  (d) all of Seller's goodwill, patents, licenses, trade names, trademarks, service marks, current telephone numbers, trade secrets, confidential information, customer lists, techniques, know-how, causes of action and all other intangible assets (collectively, the "Intangible Assets");

                  (e) to the extent transferable, all of Seller's rights in all government licenses, approvals, permits, certifications, consents and authorizations, all of which as of the date hereof are listed on Schedule 1.1(e) attached hereto (collectively, the "Licenses and Permits");

                  (f) all of Seller's inventories of whatever kind, including, without limitation, finished goods, work-in-process and raw materials, and all such items that Seller has ordered but not physically received on or prior to the Closing Date (collectively, the "Inventory");

                  (g) all records, computer software and documents, computer source codes, books, customer and member lists, sales leads and all other sales and marketing information, credit information and correspondence, plans and specifications, drawings and all other records and documents used in connection with the operation of the Business (collectively, the "Documents");

                  (h) all prepaid rent, utilities, deposits and other prepaid expenses and advance payments (collectively, the "Prepaid Assets");

                  (i) all trade and other accounts receivable, all notes receivable and all other amounts receivable (collectively, the "Receivables");

                  (j) all warranty rights, guaranty rights, causes of actions, judgments and claims and similar rights of Seller against vendors, suppliers, engineers or other third parties; and

                  (k) all automobiles, trucks, trailers, automotive equipment and other vehicles owned, leased or used by Seller in connection with the


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operation of the Business, including, without limitation, those listed on
Schedule 1.1(k) attached hereto.

         1.2 Excluded Assets. Notwithstanding the provisions of section 1.1 above, the Purchased Assets shall not include, and Seller shall retain: (a) the assets listed on Schedule 1.2 attached hereto; (b) Seller's cash and cash equivalents as of the Closing Date; (c) all corporate records of Seller, including, without limitation, shareholder records, stock records, stock transfer journals, board of directors and shareholder minutes, payroll and financial information necessary for the preparation of Seller's tax returns and satisfaction of other reporting requirements, documents for transactions entered into not in the ordinary course of business or unrelated to the Business or the Purchased Assets; (d) the rights which accrue or will accrue to Seller under this Agreement; (e) the rights to any of Seller's claims for any federal, state, local or foreign tax refunds; (f) the rights of Seller under the contracts and agreements listed in Schedule 1.2 under the heading "Excluded Contracts"; and
(g) the rights to any claims which Seller may have against any person with respect to any of the Excluded Assets or the Non-Assumed Liabilities (as defined in section 2.2 below) (collectively, the "Excluded Assets").

         1.3 Closing. Subject to the terms of this Agreement, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. (eastern standard time) on June 30, 1998, at the offices of Murtha, Cullina, Richter and Pinney, LLP, CityPlace I, 185 Asylum Street, Hartford, Connecticut, or such other time and place as Seller and Buyer may agree in writing (the "Closing Date").

         1.4 Real Estate. Concurrently with the execution and delivery of this Agreement, Buyer and the Shareholders shall enter into two separate Real Estate Purchase Agreements in the forms attached hereto as Exhibit A (individually, a "Real Estate Purchase Agreement" and collectively, the "Real Estate Purchase Agreements"), one providing for the purchase and sale of the real property located at 17 Spring Lane and 21 Spring Lane and the other providing for the purchase and sale of the real property located at 55 Spring Lane, Farmington, Connecticut (collectively, the "Real Property"). The transactions contemplated by the Real Estate Purchase Agreement for 17 and 21 Spring Lane shall be consummated at the Closing simultaneously with the transactions contemplated by this Agreement and the transactions contemplated by the Real Estate Purchase Agreement for 55 Spring Lane shall be consummated at the time specified therein.

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                                   ARTICLE II
                                   LIABILITIES

         2.1 Assumption of Liabilities. Except as set forth in section 2.2, at the Closing, Buyer shall assume and shall agree to pay, perform and discharge all of the liabilities and obligations (whether incurred, accrued, arising or known before or after the Closing, and whether or not reflected or provided for, or required to be reflected or provided for, on the Closing Balance Sheet as defined in section 3.3) which relate to or arise out of the Business or the operation, condition or use of any Purchased Asset prior to the Closing (collectively, the "Assumed Liabilities"). The Assumed Liabilities shall include, but not be limited to, all liabilities and obligations which at any time relate to or arise out of the following:

                  (a) any demands, claims, actions or causes of action ("Claims"), whether for personal injuries or property, consequential or other damages of any kind, asserted in respect of products manufactured or sold before the Closing by Seller or any predecessor thereof;

                  (b) the obligations of Seller under the Assumed Contracts;

                  (c) the obligations of Seller under the agreements, identified on Schedule 2.1(c) hereto, between Seller and certain individuals currently employed by Seller for severance, disability and other payments to be made, after the Closing, following the termination by Buyer of any such individual's employment;

                  (d) to the extent applicable to any of the employees of the Business, each bonus, severance or termination agreement, hospitalization, retirement, medical or other medical, life or other insurance, supplemental employment benefit, profit sharing, pension or retirement plan, agreement, program or arrangement and each other employee benefit plan or other welfare plan, agreement, program or arrangement, whether formal or informal, maintained by Seller as of the Closing Date;

                  (e) any Claims against the Business or Seller which are asserted by any employees of Seller or their beneficiaries, heirs or assignees, which Claims relate to events occurring, or actions taken or omitted to be taken, before or after the Closing;

                  (f) any taxes, charges, fees, levies and other assessments imposed by any governmental body, including income, gross receipts, excise,



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property, sales, withholding, social security, occupation, use, service, service use, license, payroll, transfer, franchise and recording taxes, charges, fees, levies or assessments so imposed (whether computed on a separate, consolidated, unitary, combined or any other basis) (collectively, "Taxes") other than (i) any Taxes that constitute federal, state or local income or franchise Taxes related to the Business and attributable to the period before the Closing Date; (ii) any transfer Taxes as set forth in section 6.15; and (iii) any interest, fines, penalties or additional amounts attributable to or imposed on or in connection with any Taxes which are not assumed by Buyer pursuant to this section or which arise out of or in connection with any actions taken by Seller prior to the Closing Date. The Taxes which Buyer will assume pursuant to this paragraph
2.1(f) are referred to in this Agreement as the "Assumed Taxes"; and

                  (g) subject to the provisions of Article VIA and the provisions of the Real Estate Purchase Agreements, compliance or noncompliance with, or any Claims (whether for personal injuries or property, consequential or other damages of any kind) or investigation, proceeding or order of, by or before any person in connection with, any federal, state, local or foreign law or regulation (or any permit, consent or order issued thereunder) relating to occupational safety or to pollution or protection of human health or the environment, including such laws and regulations relating to emissions, discharges, releases or threatened releases of any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products (collectively, "Materials of Environmental Concern") or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Materials of Environmental Concern.

         2.2 Non-Assumed Liabilities. Notwithstanding anything to the contrary contained in section 2.1 above, Seller shall retain, and shall continue to be responsible after the Closing Date for, the "Non-Assumed Liabilities," which term shall mean, and be strictly limited to, the liabilities and obligations which at any time relate to or arise out of the following:

                  (a) the Excluded Assets;

                  (b) any Taxes other than the Assumed Taxes; and

                  (d) any liabilities or obligations which relate to, or arise out of, Seller's existing line of credit with Webster Bank;

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                  (e) any liabilities or obligations under any of the Excluded
Contracts; and

                  (f) the liabilities and obligations of Seller and/or the Shareholders under Article VIA and/or the provisions of the Real Estate Purchase Agreements.

                                   ARTICLE III
                                 PURCHASE PRICE

         3.1 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be (a) $17,138,000 (the "Closing Payment"), plus (b) Buyer's assumption of the Assumed Liabilities, subject to the adjustment described in section 3.3 hereof.

         3.2 Form of Closing Payment. At the Closing, Buyer shall pay to Seller, by cashier's check or wire transfer of immediately available funds to an account designated by Seller, an amount equal to the Closing Payment.

         3.3 Purchase Price Adjustment.

             (a) The Purchase Price shall be adjusted up or down to the extent of any increase or decrease in (i) the Adjusted Net Asset Value of Seller as determined based on the Closing Balance Sheet (as defined in this section 3.3) from (ii) the Adjusted Net Asset Value of Seller as determined based on the adjusted November 30 balance sheet attached hereto as Schedule 3.3 (the "November 30 Balance Sheet"). The term "Adjusted Net Asset Value of Seller," as used in this section 3.3, means the difference between the book value of the Purchased Assets and the Assumed Liabilities, each as determined in accordance with the accounting principles reflected in the November 30 Balance Sheet. Notwithstanding the foregoing, the Adjusted Net Asset Value of Seller will be determined without regard to the Vertical Machine Center or Seller's leasehold improvements or any accumulated depreciation associated with either such asset. In addition, the Adjusted Net Asset Value of Seller as determined based on the Closing Balance Sheet (y) will be calculated after deduction of all depreciation and amortization through March 31, 1998 but no depreciation or amortization after March 31, 1998 shall be included in the calculation and (z) will not include any income tax liabilities notwithstanding the fact that an aggregate of $229,522 of such income tax liabilities are included in the Adjusted Net Asset Value of Seller as shown on the November 30 Balance Sheet.


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

             (b) Within 45 days after the Closing Date, Seller shall prepare and deliver to Buyer a balance sheet, dated as of the Closing Date (the "Preliminary Balance Sheet"), prepared in accordance with the accounting principles reflected on the November 30 Balance Sheet. Seller and its accountants shall permit Buyer to review all accounting records and work papers and computations used by them in the preparation of the Preliminary Balance Sheet. If Buyer does not provide Seller with written notice of a dispute concerning the Preliminary Balance Sheet ("Notice of Dispute") within 30 days after Buyer's receipt of the Preliminary Balance Sheet, then the Preliminary Balance Sheet shall constitute the Closing Balance Sheet for purposes of this Agreement notwithstanding any subsequent audit of Seller's financial statements covering the period from January 1, 1998 through the Closing Date to be performed by Bennett and Katz, LLC. If Buyer provides Seller with written notice of a dispute within the aforementioned 30-day period, then, for a period of 30 days thereafter (the "Review Period"), Buyer and Seller shall endeavor in good faith to reach agreement on the form of the Closing Balance Sheet. If Buyer and Seller are unable to reach agreement during the Review Period on the form of the Closing Balance Sheet, then the dispute shall be submitted to an independent public accounting firm mutually agreeable to Buyer and Seller, which public accounting firm shall resolve any and all disputes with respect to the Closing Balance Sheet. If Buyer and Seller are unable to agree upon an independent public accounting firm to be selected to resolve the dispute, they shall each name one firm and the two firms so named shall choose a third independent public accounting firm which shall resolve the dispute. Such determination shall be made within 60 days after the dispute is submitted to the independent public accounting firm in accordance with the terms of this section and shall be final and binding upon Buyer and Seller in the absence of manifest error. Buyer and Seller shall bear equally all fees and costs associated with any determination pursuant to this section of the Closing Balance Sheet by an independent public accounting firm. The final balance sheet dated as of the Closing Date is referred to herein as the "Closing Balance Sheet."

             3.4 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in the manner described on Schedule 3.4 attached hereto (the "Allocation"), and the parties shall execute an IRS Form 8594 prepared by Buyer on a basis consistent with Schedule 3.4. The parties acknowledge that the Allocation was the result of arm's length negotiation, considering the relative value of the Purchased Assets. The parties shall cooperate with one another to preserve the Allocation if challenged by the Internal Revenue Service or any other party, including, without limitation, the Connecticut Department of Revenue.


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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         OF SELLER AND THE SHAREHOLDERS

         In order to induce Buyer to enter into this Agreement, Seller and the Shareholders, jointly and severally, make the following representations and warranties, each of which shall be deemed independently material and relied upon by Buyer, regardless of any investigation made by Buyer:

         4.1 Corporate Organization. Seller is a corporation, validly existing and in good standing under the laws of the State of Connecticut and has all corporate power and authority to own, operate and lease its respective properties and carry on the Business as currently conducted. Seller is duly licensed and qualified to do business in and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Business requires it to be so licensed and qualified, except to the extent any failure to be so licensed and qualified would not have a material adverse effect on the financial condition, results of operations or prospects of the Business ("Material Adverse Effect"). Seller has delivered to Buyer true and complete copies of Seller's Certificate of Incorporation (including all amendments thereto) and By-Laws.

         4.2 Authorization. Seller has all necessary corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement by Seller and the performance by Seller of the obligations to be performed hereunder have been duly authorized by the Board of Directors and shareholders of Seller.

         4.3 No Conflict. Except as set forth in Schedule 4.16, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (a) conflict with or violate any provisions of the Certificate of Incorporation or By-Laws of Seller; (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation or any law, statute, ordinance, rule, regulation, guideline, code, order, arbitration award, judgment or decree, to which Seller or any of the Shareholders is subject or to which Seller or any of the Shareholders is a party; or (c) violate any restriction or limitation, or result in the termination or loss of any right (or give any third party the right to cause such termination or loss), of any kind to which Seller is bound; excluding from paragraph (b) any and all purchase orders from customers to which Seller is a party and excluding from paragraph (b) and (c) such conflicts and violations as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or delay the consummation of the transactions contemplated hereby.

         4.4 Enforceability. This Agreement and all other agreements and documents executed by Seller and the Shareholders pursuant hereto are, or upon the execution thereof will be, valid and binding obligations of Seller and the Shareholders, respectively, enforceable against them in accordance with their terms.

         4.5 Financial Statements; Corporate Records. Seller has delivered to Buyer true and correct copies of the audited financial statements of Seller for the year ended December 31, 1997 and the unaudited financial statements of Seller for each of the years ended December 31, 1995 and 1996 (including balance sheets, statements of income, stockholders' equity and cash flow) (collectively, the "Financial Statements"). Except as set forth on Schedule 4.5, the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods, based on information derived from the books and records of Seller and the Financial Statements fairly present in all material respects the financial position and results of operations of the Business as of the dates thereof. The statements of income included as part of the Financial Statements do not contain any material items of special or nonrecurring income or any other material income not earned in the ordinary course of business except as expressly specified therein. Except as set forth on Schedule 4.5, the unaudited condensed internal statement of income for the 11-month period ended November 30, 1997 (the "November 30 Income Statement") and the November 30 Balance Sheet, both of which are set forth on
Schedule 4.5 attached hereto, fairly present in all material respects the financial position and results of operations of the Business as of the dates thereof. The November 30 Income Statement does not contain any material items of special or nonrecurring income or any other material income not earned in the ordinary course of business. Seller's books of account, as well as its minute books and stock records, are complete and correct and have been maintained in accordance with commercially reasonable business practices.

         4.6 Absence of Undisclosed Liabilities. There are no liabilities or obligations, direct or indirect, absolute or contingent, known or unknown, or any outstanding evidence of indebtedness arising out of or relating to Seller, the Business or the Purchased Assets, including liabilities or obligations arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which occurred or existed on or before the date of this Agreement whether or not due or payable, that are required to be set forth or reflected on the November 30 Balance Sheet, except: (a) as fully reflected or as specifically reserved against on the November 30 Balance
Sheet; and (b) liabilities incurred in the ordinary course of business after November 30, 1997, consistent with Seller's prior practice, which, in the aggregate, do not result in any material adverse change in the financial condition of the Business or the Purchased Assets from that set forth on the November 30 Balance Sheet. Seller has no knowledge of any circumstance or event which could reasonably form the basis for the assertion of any liability or obligation other than as specified in sections 4.6(a) or (b) of this Agreement or as set forth in Schedule 4.6. Except as set forth on Schedule 4.6 or as properly and actually reflected as a liability on the Closing Balance Sheet, none of Seller's employees is now, or will with the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date.

         4.7 Accounts Receivable. The Receivables reflected on the November 30 Balance Sheet arose in the ordinary course of business and represented amounts payable to Seller for goods actually sold or services actually performed. The Receivables reflected on the November 30 Balance Sheet have been, or in the ordinary course will be, collected by Seller at the aggregate recorded amounts thereof, less the reserve for bad debts reflected on the November 30 Balance Sheet, and are not subject to any counterclaims or setoffs. On or prior to the Closing Date, Seller will provide Buyer with a complete and accurate list of Receivables of Seller as of a date within one week of the Closing Date. The Receivables on such list and the Receivables reflected on the Closing Balance Sheet have arisen in the ordinary course of business and represent amounts payable by a buyer for goods actually sold or services actually performed and are current and collectible at the aggregate recorded amounts thereof, less any reserve for bad debts reflected on the Closing Balance Sheet.

         4.8 Inventory. The Inventory is of a quality and quantity usable and saleable in the ordinary course of business consistent with past practice without discount for obsolescence. The value at which Seller carries the Inventory on the November 30 Balance Sheet reflects Seller's customary inventory valuation policy consistently applied. None of the Inventory has been consigned to others. The Inventory is sufficient and adequate for, but is not in excess of the level appropriate to, the customary conduct of the Business as it previously has been conducted. Seller has not made any purchase commitment for Inventory in excess of normal, ordinary and usual requirements.

         4.9 Business Changes. Except as set forth on Schedule 4.9 attached hereto, since November 30, 1997, there has not been:

                  (a) any material adverse change in the condition (financial or otherwise) or in the operations, assets or business prospects of Seller, any material damage, destruction or loss (whether or not covered by insurance) to the Business or the Purchased Assets, or any material transaction outside the ordinary course of business affecting Seller, the Business or the Purchased Assets, including, without limitation, any material adverse change in Seller's revenues, costs, or in Seller's relations with its employees, agents, customers or suppliers;

                  (b) any sale, lease, transfer, assignment, abandonment or other disposition of any asset of Seller which, if owned on the Closing Date, would be a Purchased Asset, except for dispositions in the ordinary course of business;

                  (c) any payment of any material liability other than (i) liabilities then required to be discharged or satisfied, (ii) current liabilities shown on the November 30 Balance Sheet and (iii) current liabilities incurred since the November 30 Balance Sheet Date in the ordinary course of business and consistent with past practices;

                  (d) any indebtedness incurred by Seller for money borrowed;

                  (e) any intercompany loans or payments, dividends or transfers of cash or other assets by Seller made outside the ordinary course of business;

                  (f) any material deviation from the ordinary and usual course of conducting the Business (including, without limitation, Inventory purchasing practices) in contemplation of the transactions contemplated by this Agreement;

                  (g) any capital expenditures in excess of $50,000 in any single transaction or in excess of $100,000 in the aggregate;

                  (h) any mortgage, pledge or creation of any lien, charge, security interest or other encumbrance on any of Seller's assets;

                  (i) except for negotiations with respect to this Agreement, any negotiations or contract for the sale of the Business or any part thereof, or for the purchase of another business, whether by merger, consolidation, exchange of capital stock or otherwise;

                  (j) any notice (written or otherwise) that any customer of Seller which accounts for 5% or more of Seller's total net sales for the prior 12 months may terminate or materially alter its relationship with Seller or any notice of termination or potential termination of any other contract, lease or relationship, including relationships with suppliers, which, in any case or in the aggregate, has or is reasonably likely to have a Material Adverse Effect upon the Business or the Purchased Assets;

                  (k) any change or modification of Seller's accounting methods or practices or Seller's banking arrangements;

                  (l) any payment of dividends, or declaration of payment of dividends, to Seller's shareholders, nor has Seller redeemed, or obligated itself to redeem, any of its shares of capital stock or other securities;

                  (m) any encounter with any labor union organizing activity, any actual or threatened employee strikes, work stoppages, slow-downs or lockouts or any material change in the relations of Seller with its employees, agents, customers or suppliers;

                  (n) any change in the rate of compensation, commission, bonus or other direct or indirect remuneration, or any extra compensation, pension, severance or vacation pay, payable or paid or promised to pay (whether orally or in writing), conditionally or otherwise, to any shareholder, director, officer, employee, sales distributor or agent of Seller except for any such changes that were made in the ordinary course of business consistent with past practices; or

                  (o) any failure by Seller to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice, any purchase commitment in excess of the normal, ordinary and usual requirements of the Business or at any price in excess of the then current market price, or any other change in the selling, pricing, advertising or personnel practices inconsistent with Seller's prior practice.

         4.10 Leases. Seller does not own any real property. Schedule
4.10 attached hereto sets forth the following: (a) an accurate summary description of all real properties leased or rented by Seller (the "Leased Real Property"); and (b) a true, correct and complete copy of each and every lease, contract, option, agreement or enforceable right or obligation of Seller relating to or affecting the Leased Real Property to which Seller is a party or by which the Leased Real

Property (or any portion thereof) is otherwise bound or affected, including a summary of any oral or written modifications thereto. All of the leases, contracts, options, agreements and enforceable rights or obligations referenced in subsection (b) of this section (collectively, the "Leases") are valid, binding and in full force and effect, and there is no default by Seller or, to the knowledge of Seller, any other party thereunder. The Leases will be terminated without penalty to Buyer at Closing.

         4.11 Condition of Leased Real Property. To Seller's best knowledge, except as set forth on Schedule 4.11 attached hereto, there are no structural or nonstructural defects in any of the buildings or other improvements situated on the Leased Real Property and all building systems, structures, fixtures and improvements, owned, leased or used by Seller are in all material respects in good condition and working order (reasonable wear and tear excepted) and are adequate in quality and quantity for the normal operation of the Business as presently conducted. Seller and the Shareholders have no notice or knowledge of any capital expenditures required on the Leased Real Property (excluding normal repairs made consistently with past practice and which are required to be expensed for federal income tax purposes) in the 12 months following the Closing Date in an amount exceeding $25,000 in the aggregate, nor are any such expenditures planned.

         4.12     Reserved.

         4.13 Leased Real Property. Except as set forth in Schedule 4.13, each parcel of the Leased Real Property is the subject of a written lease agreement, and there are no oral terms or past practice inconsistent with the written terms thereof. All such leases are valid and binding agreements, enforceable in accordance with their respective terms, and are in full force and effect. Seller has performed all obligations required to be performed by it to date under each such lease and is not in breach or default in any respect thereunder, and there has been no event which, with the giving of notice or the lapse of time or both, would become a breach or default thereunder. To the knowledge of Seller and the Shareholders, no lessor or landlord to any of such leases is in breach or default thereunder.

         4.14 Title to Purchased Assets. Except as set forth on Schedule 4.14 attached hereto, seller has good, indefeasible and marketable title to all of the Purchased Assets, free and clear of all mortgages, security interests, title retention agreements, options to purchase, rights of first refusal, liens, encumbrances, restrictions and other burdens; except for (i) liens or limitations on the use of any such properties or assets or irregularities in title thereto which, individually and in the aggregate, do not and will not detract from the value of, or impair the use of, such properties or assets by Buyer in the operation of the Business in any material respect, (ii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and (iii) inchoate liens arising in the ordinary course of business with respect to matters not yet due and delinquent (collectively, the "Permitted Liens"). All of the Purchased Assets are located at Seller's facilities at the Leased Real Property.

         4.15 Condition of Purchased Assets. To Seller's knowledge, no maintenance outside the ordinary course of business is needed with respect to the Purchased Assets. To Seller's knowledge and except as explicitly indicated on the schedules hereto, none of the Purchased Assets or other assets owned, leased, occupied or operated by Seller in connection with the Business is, nor is the ownership, leasing, occupancy or operation thereof, in violation of any law, ordinance, code, rule or regulation. To Seller's knowledge, the Purchased Assets are in all respects in good condition and working order (reasonable wear and tear excepted) and are adequate, in quality and quantity, for the operation of the Business as presently conducted. Except as explicitly indicted on the schedules hereto, Seller has not received any notice from any governmental body or other person claiming any violation of any law, ordinance (zoning or otherwise), code, rules or regulation or requiring, or calling attention to the need for, any work, repairs, construction, alterations or installation on or in connection with the Purchased Assets or the Business, with respect to which Seller has not complied.

         4.16 Contracts and Leases. Seller does not have any oral or written enforceable rights or obligations or contracts with respect to the Business or the Purchased Assets other than the Assumed Contracts and the Excluded Contracts. Each of the Assumed Contracts is legally valid and binding and in full force and effect with respect to the parties thereto and, to the knowledge of Seller, none of the other parties to any of the Assumed Contracts is in default thereof. Seller has no notice or knowledge of any claimed breach of any of the Assumed Contracts or of the occurrence of any event which after the passage of time or the giving of notice or both would constitute a default by Seller or any other party to any Assumed Contract. Except as set forth on
Schedule 4.16, none of the rights of Seller under the Assumed Contracts will be impaired in any respect by the execution by Seller of this Agreement or consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.16, the Assumed Contracts are validly assignable and all of the rights of Seller thereunder will be enforceable by Buyer after Closing without the consent or agreement of any other party except for consents delivered by Seller at Closing. Seller has delivered to Buyer copies of all the Assumed Contracts, which copies are true and complete and include all amendments, modifications and supplements.

         4.17 Litigation. Except as set forth on Schedule 4.17 attached hereto, there is not now, and there has not been within the last three years, any litigation, proceeding or investigation pending, or, to Seller's and the Shareholders' knowledge, threatened against or relating to Seller, its properties or business, or the transactions contemplated by this Agreement.
Schedule 4.17 discloses, with respect to each item described thereon, the name or title of the action (and parties or potential parties thereto), a description of the nature of the action and an estimate of the maximum liability of Seller in the event of an adverse result. Except as so described, Seller and the Shareholders know of no state of facts or circumstances which reasonably could be expected to ripen into litigation, proceeding or investigation or adversely affect the properties, business or prospects of Seller. Except as described on
Schedule 4.17, there is no outstanding order, decree or stipulation issued by any federal, state or local authority to which Seller is a party or subject and which adversely affects or may adversely affect its properties, business or prospects.

         4.18 Environmental Matters.

                  (a) Definitions. For purposes of this section 4.18 and the other relevant provisions of this Agreement, the following terms have the following meanings:

                      (i)   Reserved.

                      (ii) "Environmental Claim" means and includes any investigation, notice of violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising: [a] pursuant to, or in connection with, an actual or alleged violation of any Environmental Law; [b] in connection with any Hazardous Substances or actual or alleged activity associated with any Hazardous Substances; [c] from any abatement, removal, remedial, corrective or other response action in connection with any Hazardous Substances, Environmental Law or other order or directive of any federal, state or local governmental authority; or [d] from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                      (iii) "Environmental Law" means any local, state or federal statute, rule, regulation, order, code, directive or ordinance and any binding judicial or administrative interpretation thereof or requirements thereunder pertaining to: [a] the regulation and protection of the environment, and health and safety as it relates to Hazardous Substances; [b] the protection or use of surface water and ground water; [c] the management, manufacture,possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substances; or [d] pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Connecticut Transfer Act, C.G.S. Section 22a-134 et seq., and the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. Section 1701 et seq.; the National Environmental Policy Act of 1970, as amended, 42 U.S.C.
Section 4321 et seq.; the Hazardous Material Transportation Act, as amended,
59 U.S.C. Section 5101 et seq.; the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq.; the Atomic Energy Act of 1954, as amended, 42 U.S.C. Section 2014 et seq.; and the Federal Land Policy and Management Act of 1976, as amended, 43 U.S.C. Section 1701 et seq.

                      (iv) "Environmental Permit" means any permit, license, exemption, authorization or decision of any federal, state or local governmental authority (including local sewerage districts) with jurisdiction over any Environmental Law.

                      (v) "Hazardous Substances" means any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum (including crude oil or any fraction thereof), and any hazardous or toxic waste, material or substance regulated under any federal, state or local statute, regulation, rule, order, code, directive or ordinance.

                  (b) Representations and Warranties.

                      (i) Schedule 4.18 attached hereto (A) is true, accurate and complete and (B) describes: [a] all Environmental Permits relating to the Environmental Laws or Hazardous Substances which are held by Seller (the "Seller Environmental Permits"); [b] in general terms, to the best knowledge of Seller, the storage, use or generation of Hazardous Substances by Seller, at any time, on the Real Property; [c] any storage, use or generation of Hazardous Substances on the Real Property which Seller or the Shareholders have notice or knowledge of; [d] all above- or below-ground storage tanks, surface impoundments and septic systems on the Real Property, including, to the best knowledge of Seller, all products and materials ever to have been stored in such tanks; and [e] all off-site waste treatment, storage and disposal companies presently or, to the best knowledge of Seller, previously used by Seller or the Business since 1980.

                      (ii) The Seller Environmental Permits are in full force and effect and, to the knowledge of Seller and the Shareholders, constitute all material permits, licenses, approvals and consents relating to the Environmental Laws or Hazardous Substances required for the conduct of the Business as presently conducted and used in compliance with the Environmental Laws. To the knowledge of Seller, no applications for permits or reports filed by Seller in connection with any Environmental Law or Environmental Permit contained any untrue statement of material fact or omitted any statement of material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller has filed all reports, returns and other filings required to be filed by Seller with respect to the Real Property and the Business under Environmental Laws and the Environmental Permits (collectively, the "Environmental Filings"), except as described on Schedule
4.18 and except for any Environmental Filings the failure of which to file or be filed would not, individually or in the aggregate, have a Material Adverse Effect on Seller or the Business.

                      (iii) The Business and the Real Property (to the extent operated by Seller) have been and are being operated by Seller in accordance with the Environmental Laws and the Seller Environmental Permits. Except as set forth on Schedule 4.18, Seller has not received any notice nor do Seller or the Shareholders have any knowledge that the Business or the Real Property are not in compliance with all Environmental Laws and Seller Environmental Permits and no proceeding for the suspension, revocation or cancellation of any Seller Environmental Permit is pending or, to the knowledge of

Seller and the Shareholders, threatened. Except as set forth on
Schedule 4.18, there are no actions pending, or to the knowledge of Seller and the Shareholders, actions, claims or investigations threatened against Seller, the Business or the Real Property, which in any case asserts or alleges any of the following: [a] that Seller, the Business or the Real Property violated any Environmental Law or Seller Environmental Permit or is in default with respect to any Seller Environmental Permit or any order, writ, judgment, variance, award or decree of any government authority relating to any Environmental Law; [b] that Seller, the Shareholders or the Business is required to clean up or take remedial or other response action due to the presence, disposal, discharge or other release of any Hazardous Substance related to the Business or the Real Property and located on the Real Property or elsewhere; or [c] that Seller, the Shareholders or the Business is required to contribute to the cost of any past, present or future cleanup or remedial or other response action which arises out of or is related to the disposal, discharge or other release of any Hazardous Substance by Seller or the Business. Except as set forth in Schedule 4.18, Seller, the Business and the Real Property are not subject to any judgment, stipulation, order, decree or agreement arising under the Environmental Laws.

                      (iv) Except as set forth in Schedule 4.18, with respect to the period during which Seller or the Shareholders owned or occupied the Real Property and, to the knowledge of Seller and the Shareholders, with respect to the time before Seller or the Shareholders owned or occupied the Real Property:
[a] no Hazardous Substances have been present, treated, recycled or disposed of (intentionally or unintentionally) on, under or at the Real Property; [b] there has been no release or threatened release of any Hazardous Substance on or from the Real Property; [c] there have not been nor are there now any materials containing asbestos or PCBs on the Real Property; and [d] there have been no activities on the Real Property that would subject Buyer or any subsequent owner of the Real Property to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or common law theory of liability.

                      (v) Except as described on Schedule 4.18, with respect to the period during which Seller or the Shareholders owned or occupied the Real Property, all treatment, recycling or disposal of Hazardous Substances has been conducted off the Real Property and in compliance with all Environmental Laws and Seller Environmental Permits in effect at the time of the treatment, recycling or disposal.

                      (vi) Except as set forth in Schedule 4.18, Seller and the Shareholders: [a] have no material liability for response, remedial or corrective action, natural resources damage, or any other harm related to the Business or the Real Property pursuant to any Environmental Law, including, but not limited to, off-site liability related to the Business or the Real Property; [b] are not subject to, have no notice or knowledge of, and are not required to give any notice of any Environmental Claim involving the Business or the Real Property; [c] have no knowledge of any condition or occurrence at the Business or Real Property which could reasonably form the basis of an Environmental Claim against Seller, the Shareholders, the Business or Real Property; and [d] have not received any written or oral request for information under section 104 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9604) or comparable state laws.

                      (vii) Except as set forth on Schedule 4.18(b)(vii), the Real Property is not subject to, and Seller and the Shareholders have no knowledge of, any imminent, restriction on the ownership, occupancy, use or transferability of the Real Property in connection with any [a] Environmental Law or [b] release, threatened release or disposal of any Hazardous Substances.

                      (viii) To the best knowledge of Seller, Seller and the Shareholders have provided or otherwise made available to Buyer any and all material reports, records, data, site assessments or any other documents concerning Hazardous Substances or compliance with any Environmental Law, all of which are listed on Schedule 4.18 (collectively, the "Environmental Reports").

         4.19 Government Licenses and Permits. Seller has all domestic and foreign governmental licenses and permits (including, but not limited to, all Environmental Permits) necessary to conduct the Business as presently conducted and own and use the Purchased Assets. All of such licenses and permits are in full force and effect. No proceeding is pending or, to the knowledge of Seller, threatened regarding the revocation or limitation of any such governmental license or permit and, to the knowledge of Seller, there is no basis or grounds for any such revocation or limitation.

         4.20 Certain Third-Party Agreements. To the best knowledge of Seller, none of the shareholders of Seller nor any of the officers, directors, employees or consultants of Seller have entered into any agreement which is now in effect with any person, corporation, partnership or business organization (other than Seller) requiring such person to assign any interest in any invention or trade secrets related to the Business or to keep confidential any such trade secrets or containing any prohibition or restriction on competition or solicitation of customers.

         4.21 Taxes. All federal, state, county and local income, excise, sales, transfer, use, gross receipts, ad valorem, payroll and other taxes, fees and assessments imposed on Seller and payable by Seller, and all federal and state payroll taxes required to be withheld and paid by Seller, have been or will be duly, timely and fully reported, paid and discharged.

         4.22 Employee Benefit Plans.

              (a) Schedule 4.22 attached hereto lists (i) all "employee pension benefit plans," as such term is defined in section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") without regard to any exemptions from any requirements thereunder issued by the United States Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by Seller, and (ii) any terminated "employee pension benefit plan" previously maintained, sponsored or contributed to by Seller which, as of the Closing Date, has not distributed all of its assets in full satisfaction of accrued benefits (collectively, the "Pension Plans").

              (b) Seller has made available to Buyer true and complete copies of
(i) all documents governing each of the Pension Plans in effect on the Closing Date; (ii) the most recent annual report prepared on the appropriate Internal Revenue Service Form 5500 series, including all required attachments, for each of the Pension Plans subject to such reporting requirements; and (iii) the most recent determination letter issued by the Internal Revenue Service concerning the qualification of any Pension Plan pursuant to section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

              (c) None of the assets of Seller are subject to any lien, constructive or otherwise, arising under ERISA section 4068.

              (d) Except as set forth in Schedule 4.22, each profit sharing and/or stock plan of Seller has received from the Internal Revenue Service a favorable determination letter relating to the tax qualification of such plans under Code section 401(a). Such Plans have operated in accordance with the requirements of the Code in all material respects, including but not limited to, compliance with sections 401(k)(3) and 401(m) of the Code.

              (e) Schedule 4.22 attached hereto lists all "employee welfare benefit plans," as defined in ERISA section 3(1) without regard to any exemptions from any requirements thereunder issued by the United States

Department of Labor in regulations or otherwise, maintained, sponsored or contributed to by Seller (the "Welfare Plans"). The term "Welfare Plans" shall also include any terminated employee welfare benefit plan previously maintained, sponsored or contributed to by Seller which, as of the Closing Date, has not distributed all of its assets. Seller has made available to Buyer true and complete copies of the documents governing each of the Welfare Plans as in effect on the Closing Date.

              (f) Schedule 4.22 lists all plans or programs to provide fringe benefits to Seller's employees (other than Pension Plans and Welfare Plans) including, but not limited to, vacation, sick leave, disability, medical, hospitalization, life insurance and other insurance plans or related benefits (the "Fringe Benefit Plans"). Seller has made available to Buyer true and complete copies of the documents governing each Fringe Benefit Plan.

              (g) Seller has no direct or indirect, formal or informal, plan, fund or program to change any Pension Plan, Welfare Plan or Fringe Benefit Plan that would affect any Seller employees to be to be hired by Buyer. Seller has made no material modification, within the meaning of ERISA section 102 and the regulations thereunder, to any existing Pension Plan or Welfare Plan which is not set forth in the Pension Plan or Welfare Plan documents provided to Buyer. Seller has no liability (whether accrued, contingent or otherwise) under any Pension Plan, Welfare Plan or Fringe Benefit Plan except as disclosed on
Schedule 4.22 or as fully reflected on the November 30 Balance Sheet and liabilities arising after the November 30 Balance Sheet in the ordinary course of business, consistent with past practice and which are not materially greater than such liabilities reflected on the November 30 Balance Sheet.

              (h) Except as disclosed on Schedule 4.22, Seller has never been obligated to contribute to any multi-employer plan within the meaning of ERISA section 3(37).

              For purposes of this section 4.22, "Seller" shall include Seller and all members of any controlled group of corporations (within the meaning of Code section 414(b), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001), any group of trades or businesses under common control (within the meaning of Code section 414(c), relevant Treasury Regulations and Pension Benefit Guaranty Corporation regulations issued pursuant to ERISA section 4001) and any affiliated service group (within the meaning of Code section 414(m) and relevant Treasury Regulations and proposed Treasury Regulations) of which Seller is a member.

         4.23 Labor and Employment Matters. Seller is not a party to or bound by any union collective bargaining agreements, letters of understanding or any other labor contract. Seller is not, with respect to the Business, a party to any pending arbitration or grievance proceeding or other claim relating to any labor contract nor, to the knowledge of Seller, is any such action threatened and, to the knowledge of Seller, no set of facts would constitute a basis for any such action. Seller is not bound by any court, administrative agency, tribunal, arbitral, commission or board decree, order, judgment, decision, arbitration agreement or settlement relating to (a) collective bargaining agreements, (b) terms and conditions of employment, (c) employment discrimination, (d) attempts to organize a collective bargaining unit, (e) employment torts, (f) employee benefits, (g) wrongful discharge, (h) plant closing/mass layoff, (i) work-related injury or illness or other worker's compensation claims, (j) employment contract, (k) noncompete or trade secret agreement, (l) workplace health and safety, (m) family and medical leave, (n) unemployment compensation, (o) wage/hour claims, (p) employee right-to-know laws, (q) jury duty or military leave, (r) immigration, (s) civil rights, (t) unfair labor practice, (u) government contracts or (v) other labor or employment-related claims (collectively, for purposes of this paragraph, "Labor/Employment Claims"), which in any case may materially and adversely affect Seller, the Business or the Purchased Assets. Seller has no notice or knowledge of any Labor/Employment Claim or other labor or employment-related investigation, claim or allegation against Seller and, to Seller's best knowledge, no set of facts exists which would constitute a basis for such an action. All of Seller's material labor or employment policies are in writing, and Seller has furnished Buyer with true and correct copies of all such written labor or employment policies. Seller has made all required payments to the appropriate governmental authorities with respect to applicable unemployment compensation reserve accounts for Seller employees.

         4.24 Employment Contracts. Except as set forth on Schedule 4.24 attached hereto, Seller has no employment contract with any person, nor any contract with any employee, involving termination, retirement or termination pay, deferred compensation, profit sharing or pension plans, employee benefit plans or other employee benefits or post-employment benefits of any kind.
Schedule 4.24 lists: (a) the names, job descriptions, total compensation of each employee of Seller; (b) the fringe benefits currently furnished to such persons; and (c) all loans, leases and other financial arrangements to or from Seller with any employee.

         4.25 Intangible Assets. Schedule 4.25 attached hereto contains a true and complete list of all patents, trademarks, trade names, service marks and licenses relating to the Business and all pending applications and applications to be filed therefor used in the operation of the Business, all of which are fully assignable and are being transferred pursuant to the terms of this Agreement free and clear of any adverse claims or interests. All other trade secrets, confidential information, know-how and formulas used in the Business are fully assignable and are being transferred hereunder free and clear of any adverse claims or interests. No licenses, sublicenses, covenants or agreements have been granted or entered into by Seller relating to any such patents, trademarks, trade names, service marks, licenses, applications trade secrets, formulas and other confidential information. To the best knowledge of Seller, no other patents, trademarks, trade names, service marks, copyrights, licenses, or applications therefor are necessary for the operation of the Business as presently operated. The Business and the use of its products by customers does not infringe upon the rights of any third party, and, to the best knowledge of Seller, there exists no basis for any claim of infringement of any patents, trademarks, trade names, service marks, copyrights, licenses or intangible assets of others.

         4.26 Unlawful Payments. Neither Seller nor to the best knowledge of Seller, any officer, director, shareholder, employee or agent of Seller has made any payment of cash or other consideration to any person, entity or government that was unlawful under the laws of the United States or any state or other government having appropriate jurisdiction.

         4.27 Compliance with Law. The operation of the Business and the use of the Purchased Assets and the Real Property do not violate and, during the prior three years, have not violated any applicable international, federal, state, local laws or ordinances (excluding zoning ordinances) or any other rule or regulation of any international, federal, state or local agency or body, including, without limitation, all energy, safety, health, export, import, antidiscrimination, antitrust, wage and hour and price and wage control laws, orders, rules or regulations applicable to the Business and the Purchased Assets. Schedule 4.27 attached hereto lists all citations issued to Seller in the past three years from any federal, state, municipal or local agency or body. All such citations that have been issued have been properly remedied.

         4.28 Insurance. Schedule 4.28 attached hereto contains a description of each policy of insurance owned or held by Seller currently in effect (including without limitation, policies for fire and casualty, liability, worker's compensation, business interruption, umbrella coverage, products liability, medical, disability and other forms of insurance) specifying the insurer, amount of coverage, type of insurance, policy number, deductible limits and any pending claim in excess of $1,000, whether or not covered by insurance (the "Insurance"). The Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by Seller with respect to any such policy. The Insurance is sufficient for compliance with all requirements of law and all agreements to which Seller is a party. To Seller's knowledge, the policies evidencing the Insurance are valid, outstanding and enforceable policies subject to the terms and conditions contained therein, and there has not occurred any act or omission of Seller which could result in cancellation of any such policy prior to its scheduled expiration date. Seller has not received any notice from or on behalf of any insurance carrier issuing any such policy that: (a) insurance rates will hereafter be substantially increased; (b) that there will hereafter be no renewal of any such policy; or (c) that alteration of any personal or real property or purchase of additional equipment, or modification of any method of doing business, is required or suggested.

         4.29 Subsidiaries. Seller has no interest, direct or indirect, and has no commitment to purchase any interest, direct or indirect, in any other corporation, partnership, joint venture or other business enterprise or entity. Except as set forth on Schedule 4.29, the Business has not been conducted through any other direct or indirect subsidiary or affiliate of any Shareholder.

         4.30 Transactions with Certain Persons. Except as set forth on Schedule
4.30 attached hereto, during the past one year, Seller has not, directly or indirectly, purchased or leased from others or otherwise acquired any property or obtained any services from or sold, leased to others, or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of Seller), (a) any Shareholder or (b) any person, firm or corporation which, directly or indirectly, alone or together with others, controls or is controlled by or is under common control with Seller or any Shareholder. Seller does not owe any amount to, or have any contract with or commitment to, any of the Shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such person owes any amount to Seller. Except as set forth on Schedule 4.30 attached hereto, no part of the property or assets of any Shareholder or any direct or indirect subsidiary or affiliate of any Shareholder is used by Seller.

         4.31 Products Liability; Warranties. Except as otherwise set forth on
Schedule 4.31 attached hereto: (i) there exists no (a) to the best knowledge of

Seller, latent defect in the manufacture of any of Seller's products or (b) pending or, to the knowledge of Seller, threatened action, suit, inquiry, proceeding or investigation by or before any court or governmental or regulatory or administrative agency or commission relating to any product alleged to have been manufactured, distributed or sold by Seller to others, and alleged to have been defective or improperly manufactured or in breach of any express or implied product warranty ("Products Liability"); (ii) there exists no pending or, to the knowledge of Seller, threatened Products Liability claims; and (iii) to the best of Seller's knowledge, there is no valid basis for any such suit, inquiry, action, proceeding, investigation or claim. Schedule 4.31 sets forth the material terms and conditions of all express product warranties under which Buyer may have liability after the Closing. Seller is insured against product liabilities, in accordance with the insurance policies identified on Schedule
4.31 (including a statement of the name of the insurer, the type of policy, the amounts of coverage and the applicable deductible limits).

         4.32 Brokerage. Neither Seller nor any Shareholder has incurred, or made commitments for, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

         4.33 Representations and Warranties True and Correct. To the best knowledge of Seller, there exists no fact, condition or threatened development of any nature not otherwise disclosed in this Agreement or on the schedules to this Agreement that would be reasonably likely to have a Material Adverse Effect. No warranty or representation by Seller contained in this Agreement or in any writing to be furnished pursuant hereto or previously furnished to Buyer contains or will contain any untrue statement of fact or omits or will omit to state any fact required to make the statements herein or therein contained, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         In order to induce Seller to enter into this Agreement, Edac and Buyer, jointly and severally, make the following representations and warranties, each of which shall be deemed independently material and relied upon by Seller, regardless of any investigation made by Seller:

         5.1 Organization. Each of Edac and Buyer is a corporation validly existing under the laws of the State of Wisconsin and has all corporate power and authority to own its property and carry on its business as currently conducted. Each of Edac and Buyer is duly licensed and qualified to do business as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so licensed and qualified, except to the extent any failure to be so licensed and qualified would not have a Material Adverse Effect on Edac or Buyer, as the case may be.

         5.2 Authority. Each of Edac and Buyer has all necessary corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution and delivery of this Agreement by each of Edac and Buyer and the performance by each of Edac and Buyer of its obligations to be performed hereunder have been duly authorized by all necessary corporate action of Edac and Buyer, respectively.

         5.3 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (a) conflict with or violate any provisions of the Articles of Incorporation or By-Laws of Edac or Buyer; (b) conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any contract, agreement, instrument, document, lease, license, permit, indenture, or obligation or any law, statute, ordinance, rule, regulation, guideline, code, order, arbitration award, judgment or decree, to which each of Edac and Buyer is subject or to which each of Edac and Buyer is a party; or (c) violate any restriction or limitation, or result in the termination or loss of any right (or give any third party the right to cause such termination or loss), of any kind to which each of Edac and Buyer is bound or has.

         5.4 Enforceability. This Agreement and all other agreements and documents executed by each of Edac and Buyer pursuant hereto are, or upon the execution thereof will be, valid and binding obligations of Edac and Buyer, as the case may be, enforceable against Buyer in accordance with their terms.

         5.5 Brokerage. Neither Edac nor Buyer has not incurred, nor made commitment for, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

         5.6 Warranties True and Correct. To the knowledge of each of Edac and Buyer, no warranty or representation by Edac or Buyer contained in this Agreement or in any writing to be furnished pursuant hereto or previously furnished to Seller contains or will contain any untrue statement of fact or omits or will omit to state any fact required to make the statements herein or therein contained, in light of the circumstances under which they were made, not misleading.

         5.7 Solvency. At the Closing, after giving effect to any changes in Buyer's and/or Edac's assets and liabilities as a result of the transactions contemplated hereby, (i) the fair saleable value of Buyer's and Edac's assets, on a collective basis, would exceed its stated liabilities (including identified contingent liabilities), (ii) Buyer (with the guaranty of Edac to the extent of the transactions contemplated hereby) would be able to pay its debts as they mature, following the consummation of the transactions contemplated hereby and
(iii) the capital remaining in Buyer after Closing would not be unreasonably small in relation to its business or any contemplated or undertaken transaction. Buyer shall provide Seller with a copy, addressed to Seller, of any solvency letter required in connection with the Closing by any bank or other institution providing any of Edac's or Buyer's financing for the transactions contemplated hereby.

         5.8 SEC Reports. Since December 31, 1994, Edac has filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act") and the Securities Exchange Act of 1934, as amended (the "1934 Act"). All reports, registration statements and other filings (including all exhibits, notes and schedules thereto and documents incorporated by reference therein) filed by Edac are sometimes hereinafter collectively referred to as the "Edac SEC Reports." Edac has heretofore delivered to Seller true and complete copies of all of the Edac SEC Reports that have been filed with the SEC prior to the date hereof. As of (i) with respect to all of the Edac SEC Reports other than registration statements filed under the 1933 Act, the respective dates of their filing with the SEC and (ii) with respect to all registration statements filed under the 1933 Act, the respective effective dates, the Edac SEC Reports complied or comply, as the case may be, in all material respects with the rules and regulations of the SEC and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.

                                   ARTICLE VI
                    COVENANTS OF SELLER AND THE SHAREHOLDERS

         Seller hereby covenants and agrees with Buyer as follows:

         6.1 Access to Books and Records After Closing. For a period of seven years following the Closing Date (the "Section 6.1 Record Retention Period"), Seller shall maintain in a reasonably accessible place any books and records not delivered to Buyer hereunder relating to the Business.
During the Section 6.1 Record Retention Period, Seller shall provide Buyer and its authorized representatives with reasonable access to such books and records during normal business hours and upon written request (and at Buyer's expense) shall provide copies of such books and records to Buyer or its authorized representatives.

         6.2 Operation of Business. Except as set forth on Schedule 6.2, from the date of this Agreement and until the Closing Date, without the express prior written consent of Buyer, Seller shall not:

             (a) grant or promise any increase in compensation to any shareholder, officer or director, or any general increase in the rate of compensation of its non-shareholder employees, or any sub-group of employees, nor, by means of any bonus, profit-sharing, incentive compensation payment, pension, retirement, medical hospitalization, life insurance or other insurance plan or plans, or otherwise, increase in any amount the benefits or compensation of any such employees, directors or officers, except, however, ordinary merit increases not unusual in character or amount made in the ordinary course of business and consistent with past practice to employees who are not shareholders of Seller;

             (b) enter into, amend, renew or extend any employment contract or collective bargaining agreements;

             (c) sell or dispose of any asset (other than inventory in the ordinary course of business) having a book value or current estimated market value in excess of $25,000 for any single asset or $50,000 for all assets sold or disposed of under this section 6.2(c), or encumber, mortgage or pledge any of its assets whatsoever;

             (d) make any capital expenditures, or enter into any lease of capital equipment or real estate, involving an amount in excess of $25,000 to any one person, or $50,000 in the aggregate to all persons;

             (e) enter into any other contract with any other person involving total payments or expenditures to any single person of more than $50,000 on any single contract, or $100,000, in the aggregate of all such contracts with the same or related parties, or which is not entered into in the ordinary course of business;

             (f) enter into any transaction, or create, assume, incur or guarantee any indebtedness, other than entered into or incurred pursuant to the

Assumed Contracts or in the ordinary course of business since the date of this Agreement;

             (g) discharge or satisfy any lien or encumbrance, or pay or satisfy any obligation or liability (absolute, contingent, accrued or otherwise) other than (i) in the ordinary course of business and consistent with past practice, or (ii) that discharged, paid or satisfied pursuant to liens, obligations or liabilities disclosed on the November 30 Balance Sheet or any schedule attached hereto (and not in excess of the amount disclosed thereon);

             (h) authorize or issue any shares of capital stock or other securities convertible into capital stock, or declare or pay any dividend or make any sale of, or distribution with respect to, capital stock or directly or indirectly redeem, purchase or otherwise acquire any capital stock;

             (i) change any accounting procedures or practices or its financial structure;

             (j) make any amendments to or changes in its Certificate or of Incorporation or By-Laws;

             (k) perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any contract, agreement, instrument, document, lease, license, permit, indenture or other obligation to which Seller is a party or to which it is bound; or

             (l) engage in any transaction of the types described in section
4.30 hereof or any other transaction outside the ordinary course of business.

         6.3 Preservation of Business. From the date of this Agreement and until the Closing Date, Seller shall carry on the Business diligently and substantially in the ordinary course of business consistent with past practice and shall use commercially reasonable efforts to keep Seller's business organization intact.

         6.4 Insurance and Maintenance of Property. From the date of this Agreement and until the Closing Date, Seller shall maintain in effect all the Insurance, and shall operate, maintain and repair all of its property in a manner consistent with past practice.

         6.5 Compliance with Laws. From the date of this Agreement and until the Closing Date, Seller shall use commercially reasonable efforts to comply with all applicable laws, statutes, ordinances, rules, regulations, guidelines, orders, arbitration awards, judgments and decrees applicable to, or binding upon, Seller of the Business or any of the Purchased Assets.

         6.6 Reserved.

         6.7 Fulfill Conditions. Seller shall use its commercially reasonable efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in Article VIII hereof.

         6.8 Employees. Seller shall terminate the employment of all of its employees as of the Closing Date except for Gerald Biondi, Michael Biondi and James Biondi. Seller authorizes Buyer to hire, on or after the Closing Date, such employees of Seller employed immediately prior to the Closing Date.

         6.9 Release of Security Interests. Seller shall on or prior to the Closing Date deliver to Buyer such documents as are necessary to terminate and release all security interests and other encumbrances on the Purchased Assets or any portion thereof, except for the security interests and encumbrances listed on Schedule 6.9 and the Permitted Liens, which documents shall be in form and substance acceptable to Buyer and shall include without limitation, all documents necessary to terminate of record any such security interest or encumbrance.

         6.10 Change of Corporate Name. Seller shall take all action that is necessary to authorize the amendment of Seller's Certificate of Incorporation to change the corporate name of Seller to a name which does not include the word "Apex".

         6.11 Documents Executed by Seller. On the Closing Date, Seller shall duly execute and deliver to Buyer: (a) General Bill of Sale in the form of Exhibit C attached hereto, (b) an Assignment and Assumption Agreement in the form of Exhibit D attached hereto (the "Assignment and Assumption Agreement");
(c) a Noncompetition Agreement in the form of Exhibit E attached hereto; (d) assignments (in form and substance reasonably satisfactory to Buyer's counsel) assigning to Buyer the following: (i) all intellectual property rights, including trademarks, trade names, slogans, patents, inventions, patent applications, copyrights and copyright applications; (ii) all Assumed Contracts;
(iii) all assignable insurance policies then in effect; and (iv) all assignable Licenses and Permits; and (e) a certificate of amendment to Seller's Certificate of Incorporation changing Seller's name as required by section 6.10, together with a check for the requisite filing fee, including any fee to expedite the filing.

         6.12 Other Deliveries of Seller. On the Closing Date, Seller shall deliver to Buyer the following: (a) resolutions of Seller's shareholders and Board of Directors authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the Secretary or the President of Seller; (b) current Uniform Commercial Code and state, local and federal tax, sales and unemployment compensation tax, judgment, bankruptcy and similar lien searches showing no liens, security interests, claims or judgments against the assets of Seller, other than as set forth on the schedules attached to this Agreement; (c) all consents for the assignment of the Assumed Contracts (excluding customer purchase orders) and the Permits and Licenses, which are necessary in order for the same to be assigned to Buyer upon their present terms, and Seller shall pay all fees, charges and other costs that are required or imposed in connection with obtaining any such consent; (d) an affidavit that Seller is not a "foreign person" within the meaning of section 1445 of the Code and which shows Seller's federal taxpayer identification number, in form and substance acceptable to counsel for Buyer; and (e) all other documents reasonably requested by Buyer's counsel to consummate the transactions contemplated by this Agreement.

         6.13 Documents Executed by the Shareholders. On the Closing Date, each Shareholder (or the applicable shareholder) shall execute and deliver to Buyer:
(a) a Noncompetition Agreement in form and substance as Exhibit F attached hereto; (b) the Real Estate Purchase Agreements and (c) all other documents reasonably requested by Buyer's counsel to consummate the transactions contemplated by this Agreement. In addition, at the Closing, Gerald S. Biondi shall execute and deliver to Buyer a Consulting Agreement in form and substance as Exhibit G attached hereto (the "Consulting Agreement").

         6.14 Collection of the Receivables. Buyer shall have full power and authority to collect for its account all Receivables, and to endorse, without recourse to Seller, in the name of Seller, any checks or other instruments of payment received on account of payment of any such Receivables; provided, further, that if Seller receives any payment on account of any such Receivables, Seller shall transfer and deliver such payment (endorsed where necessary) to Buyer, promptly after receipt.

         6.15 Transfer Taxes. Seller shall pay all sales and other transfer taxes, resulting from the transactions contemplated by this Agreement, except for any transfer tax relating to the sale of any motor vehicles included within the Purchased Assets.

         6.16 Access to Information and Documents. During the period prior to Closing, Buyer shall have the right to conduct environmental due diligence investigations as to Seller, the Business, operations and the Real Property, which investigations may include, but shall not be limited to, access to the Real Property for sampling and collection of information, interviews with Seller's management, employees or other representatives (such interviews shall be subject to prior approval by Seller, which approval shall not be unreasonably withheld), and review of records of governmental entities with respect to matters which Buyer may determine in its sole discretion are necessary to be evaluated. Such right of access and investigation, if any, shall be subject to all of the terms and conditions of that certain License for Access dated March 4, 1998, between the parties, the term of which is hereby extended until the Closing Date or the date of termination of this Agreement. Buyer agrees to notify Seller in advance of the need, if any, to conduct additional environmental site assessments. Seller shall promptly reimburse Buyer for one-half of all out-of-pocket expenses incurred by Buyer in connection with all such environmental due diligence, subject to a maximum payment by Seller of $15,000.

                                   ARTICLE VIA
                             ENVIRONMENTAL COVENANTS

             ENVIRONMENTAL COVENANTS OF SELLER AND THE SHAREHOLDERS

         6A.1 Connecticut Transfer Act. The Shareholders shall be responsible for full compliance with the provisions of section 22a-134 et seq. of the Connecticut General Statutes (hereinafter the "Transfer Act"), including without limitation (i) the determination as to the applicability of the Transfer Act to the transfer of the Real Property contemplated by this Agreement, (ii) the signing and filing of any appropriate Transfer Act form with the Connecticut Department of Environmental Protection ("DEP"), (iii) the payment of any Transfer Act form filing fee, (iv) the performance of any remediation or other activities required to comply with any Transfer Act form filed with the DEP in accordance with any applicable DEP regulations or required by the DEP in connection with any such Transfer Act form filing, and (v) the payment of all costs, liabilities and expenses directly or indirectly related to the foregoing subparagraphs (i) through (iv), inclusive.

         6A.2 Comprehensive Environmental Response, Compensation, and Liability Information System. As indicated in the Environmental Reports, a number of properties in the Farmington Industrial Park, including the Real Property at 21 Spring Lane and 55 Spring Lane, are listed on the United States Environmental Protection Agency's ("EPA") Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLIS"). For the five-year period beginning on the date of Closing and ending on the fifth anniversary of the date of Closing, Seller and the Shareholders, jointly and severally, shall be responsible for all Losses (as defined in Section 10.1) associated with any Environmental Claim or other Losses directly or indirectly relating to, arising out of or resulting from the fact that the Real Property at 21 Spring Lane and 55 Spring Lane are included on CERCLIS, including, but not limited to, any Comprehensive Environmental Response, Compensation and Liability Act action or claim asserted by any governmental agency or third party (a "CERCLA Claim") against Seller, the Shareholders, Buyer or Edac during such five-year period; provided, however, that Seller and the Shareholders shall not be responsible for any portion of such Environmental Claim or Losses to the extent that it relates to or was caused by activities of the Buyer or Edac or any tenants of Buyer or Edac after the Closing Date.

         6A.2A Seller's and Shareholders' Remediation Rights. In the course of performing any investigation or remediation activities which may be required pursuant to this Article, Seller and the Shareholders shall have the right to
(a) appeal, by appropriate and diligent actions, any determination by a regulatory agency concerning the appropriate requirements for remediation; and
(b) seek application of any alternative or site specific remediation standards or any variances approved by a regulatory agency that Seller or Shareholders deem necessary or desirable, provided that the application of such alternative or site specific remediation standards or of such variance shall be consistent with the use of the Real Property for commercial or industrial purposes.

         6A.3 Known Environmental Issues. For the five-year period beginning on the date of Closing and ending on the fifth anniversary of the date of Closing, Seller and the Shareholders, jointly and severally, shall be responsible for any Environmental Claim, or Losses related to any Environmental Claim, to the extent such Environmental Claim, or Losses related to such Environmental Claim, directly or indirectly arise out of, result from or relate to any of the contamination or noncompliance with Environmental Laws specified in the Environmental Reports; provided, however, that Seller and the Shareholders shall not be responsible for any portion of any Environmental Claim, or Losses related to any Environmental Claim, to the extent that the same relates to or was caused by

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

activities of the Buyer or Edac or any tenants of Buyer or Edac after the Closing Date.

         6A.4 Pre-Closing Environmental Issues. Seller and the Shareholders shall be fully responsible for the performance of any remediation or other activities required under Environmental Laws in connection with any spill or other release of any Hazardous Substances which occurs on, at, or under, or which migrates onto, any of the Real Property between the date of this Agreement and the date of Closing.

         6A.5 Shareholders' Cooperation with Buyer. In the course of performing their obligations under this Article, the Seller and the Shareholders shall keep the Buyer fully apprised of both the schedule for and scope of any necessary investigation and remediation activities contemplated by this Article, and shall take all reasonable steps to ensure that any necessary investigation and remediation activities do not unreasonably interfere with use of the property by Buyer or Edac. Seller and Shareholders shall provide all data and information with respect to any necessary investigation and remediation activities, including copies of draft data, information or reports, to Buyer, and provide Buyer with full opportunity to make reasonable comments and recommendations to Shareholders and Seller regarding such materials, which comments and recommendations shall be considered in good faith by Shareholders and Seller but shall not be binding on the Shareholders or Seller. Shareholders shall provide Buyer with a minimum of forty-eight (48) hours prior notice of any meetings between Shareholders and representatives of regulatory agencies such that Buyer and/or its representatives has the opportunity to attend such meetings for the sole purpose of observing such meetings.

         6A.6 Covenant Not to Sue: Comfort Letter. During the five-year period referenced in section 6A.2 above, Seller and the Shareholders shall cooperate with and assist Buyer, at Buyer's cost, in the event that Buyer elects to seek, under relevant provisions of Environmental Law, a "covenant not to sue" from the DEP, a "comfort letter" from the EPA, or other similar forms of government assistance from which Buyer may be eligible as the result of Buyer's consummation of the transaction contemplated by this Agreement.

         6A.7 Termination of Shareholders' and Seller's Obligations. Notwithstanding any other provision of this Agreement to the contrary, the obligations of Seller and Shareholders pursuant to this Article VIA shall terminate on the date that is the fifth anniversary of the Closing Date.

                        ENVIRONMENTAL COVENANTS OF BUYER

         6A.8 Buyer's Environmental Responsibility Post-Closing. Buyer covenants that on and after the Closing Date it will be solely responsible for full compliance with, and will be fully responsible for any failure of its tenants to comply with, all applicable Environmental Laws and will be solely responsible for maintaining compliance with all material Environmental Permits required for the ongoing operation of the Real Property for Buyer's businesses. Buyer shall be fully responsible for the performance of any remediation or other activities required under Environmental Laws in connection with any spill or other release of any Hazardous Substance which occurs on, at or under any of the Real Property resulting from its ownership or operation of the Business or Real Property or spill or other release of any Hazardous Substances which migrates onto any of the Real Property after the Closing.

         6A.9 Buyer's Cooperation with Shareholders.

              (a) Buyer shall use commercially reasonable efforts not to interfere with or increase the cost of the performance of the Shareholders' obligations under this Article, and shall cooperate, at Shareholders' cost, with any appeal by the Shareholders of any determination by a regulatory agency regarding the appropriate standards for remediation, and any application by the Shareholders for any alternative or site specific remediation standards, or any variances, consistent with industrial or commercial use sought by the Shareholders from the DEP and/or the EPA; provided, however, that Buyer shall not be required to take any action or refrain from taking any action which it reasonably believes, after consultation with counsel, would constitute a violation of law by Buyer or a violation of law for which Buyer is reasonably likely to have responsibility.

              (b) Buyer acknowledges that Seller and Shareholders intend to complete their obligations pursuant to this Article in a way that minimizes any necessary investigation or remediation costs but that is in full compliance with all applicable Environmental Laws. In the event that the Buyer interferes with the Seller's or Shareholders' efforts to complete their obligations under this
Article in a way that minimizes any necessary remediation costs and such action constitutes a breach by Buyer of section 6A.9, or Buyer modifies its operations or activities in a way that materially increases the Seller's or Shareholders' cost of compliance, Buyer shall reimburse the Seller or Shareholders for any additional costs the Seller or Shareholders would not have otherwise incurred in complying with their obligations pursuant to this Article.

         6A.10 Access. Buyer shall grant the Shareholders and their agents reasonable access along materially the same terms as Seller provided Buyer access to Seller's facilities under the License for Access dated March 4, 1998 to perform Shareholders' obligations pursuant to this Article. Buyer also shall grant the Shareholders and their agents reasonable access necessary for the Shareholders to pursue any actions against third parties, including but not limited to Howmet Corporation and insurance carriers, relating to any environmental liabilities incurred by the Shareholders.

         6A.11 Communications and Coordination with Agencies. In recognition of the desirability of coordinating communications with environmental agencies, unless otherwise required by applicable law, Buyer shall allow the Seller or Shareholders to serve as the sole liaison with any regulatory agencies involved in any of the matters which are the responsibility of the Seller or Shareholders pursuant to this Article; provided, however, that Buyer may attend any meetings between Seller or Shareholders and representatives of regulatory agencies for the sole purpose of observing such meetings. In the event that Buyer communicates with any regulatory agency in a manner that interferes with the Seller's or Shareholders' efforts to complete their obligations under this
Article in the most cost effective manner possible, and such communication constitutes a breach by Buyer of Section 6A.9 of this Article, Buyer shall reimburse the Seller or Shareholders for any additional costs the Seller or Shareholders would not have otherwise incurred in performing their obligations under this Article. Notwithstanding anything in this Agreement to the contrary, if (a) any CERCLA Claim is made directly against Buyer or Edac, and Seller and the Shareholders do not agree, by assuming control of the defense of such CERCLA Claim after receipt of the notice required pursuant to this Agreement, that all Losses incurred in connection with such CERCLA Claim are fully covered by Seller's and the Shareholders' indemnification obligations to the Article X Indemnitees hereunder; (b) a CERCLA Claim is made against Seller and/or the Shareholders and such CERCLA Claim, on its face, raises issues concerning the allocation of potential environmental related liabilities between the periods before and after the Closing or, in defending such a CERCLA Claim, Seller or the Shareholders posit defenses which raise such allocation issues; and/or (c) a criminal investigation or complaint concerning environmental matters is made which involves Edac and/or the Buyer; Edac, Buyer and its representatives shall be free to take whatever actions they deem appropriate to protect their interests, including but not limited to, having discussions with any regulatory agency, and any such actions by Buyer, Edac or its representatives will not in any way affect the Article X Indemnitees' rights to indemnification from Seller and the Shareholders pursuant to this Agreement.

         6A.12 Buyer acknowledges that the nature of any investigation or remediation activities to be performed by Seller and Shareholders pursuant to this Agreement (the "Remedition Process") is that the Remediation Process is likely to involve substantial discussions with representatives of regulatory agencies concerning the nature and scope of activities required pursuant to applicable law and regulations, and potentially discretionary decisions by representatives of such regulatory agencies and/or an LEP. Buyer further acknowledges and agrees that notwithstanding the "compliance with applicable law" provisions of Section 6A.9 and 6A.11 hereof, Buyer shall not utilize the nature of the Remediation Process as a reason for involving itself in or interfering with the activities of the Seller or Shareholders, except in the manner contemplated by Section 6A.5, in complying with their obligations pursuant to this Agreement.

                                   ARTICLE VII
                           COVENANTS OF EDAC AND BUYER

         In order to induce Seller to enter into this Agreement, Edac and Buyer hereby covenant and agree with Seller as follows:

         7.1 Record Retention. For a period of seven years after the Closing Date (the "Section 7.1 Record Retention Period"), Buyer shall maintain in a reasonably accessible place the books and records delivered by Seller hereunder relating to the Business. During the Section 7.1 Record Retention Period, Buyer shall provide Seller and its authorized representatives with reasonable access to such books and records during normal business hours and upon written request (and at Seller's expense) shall provide copies of such books and records to Seller or its representatives.

         7.2 Certified Resolutions. On the Closing Date, each of Buyer and Edac shall deliver to Seller a copy of the resolutions of each of Buyer's and Edac's Board of Directors, authorizing and approving the execution of this Agreement and the performance by Buyer and Edac of the transactions contemplated hereby, certified by the Secretary or the President of Buyer and Edac, respectively.

         7.3 Deliveries. On the Closing Date, Buyer (or Edac, as the case may be) shall: (a) have executed and delivered to Seller, the Assignment and Assumption Agreement, (b) have executed and delivered to Seller and the Shareholders, the Noncompetition Agreement, (c) have executed and delivered to Gerald S. Biondi, a Consulting Agreement and (d) have executed and delivered to the applicable shareholders, the Real Estate Purchase Agreements and related documents.

         7.4 Insurance. From and after the Closing, Buyer shall, at Buyer's cost, provide James G. Biondi, Gerald S. Biondi and Michael Biondi with family plan health insurance that is substantially similar to the insurance coverage that is offered by Seller to its employees as of the date of this Agreement; provided, however, that Buyer's obligation to furnish such health insurance shall, with respect to each individual, terminate on December 31, 2004.

         7.5 Election as Director. At the Closing, James G. Biondi shall, unless he indicates in writing his intent otherwise, be elected as a member of the Board of Directors of Edac. If James G. Biondi is elected as a director of Edac,
(a) Edac shall maintain its current directors' and officers' liability coverage or such other coverage determined by the Board of Directors of Edac from time to time, at all times during which James G. Biondi serves as a member of the Board, and (b) James G. Biondi shall be entitled to the same rights regarding indemnification and advancement of expenses as enjoyed by the other directors of Edac. If James G. Biondi or his counsel do not approve of the existing director indemnification or insurance, he shall not be required to serve as a director and Edac shall not be required to nominate him to the slate of directors.

         7.6 Secretarial Support. For a period of four years after the Closing Date, Buyer shall provide James G. Biondi with 15 hours of secretarial support per week.

         7.7 Property Management. With respect to the property currently owned by James G. Biondi in West Haven, Connecticut, for a period of four years from and after the Closing Date, Buyer shall provide, or arrange for the provision of, up to five hours of property management services per week for the property owned by James Biondi in West Haven, Connecticut.

         7.8 Commercially Reasonable Efforts; Notice of Breach.

             (a) Subject to the terms and conditions herein provided, prior to the Closing, each of Edac and Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all reasonable things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as expeditiously as practicable, the transactions contemplated by this Agreement. In furtherance of the foregoing, Edac and Buyer agree to use commercially reasonable efforts in seeking to procure, on commercially reasonable terms and conditions, the financing required to consummate the transactions contemplated by this Agreement.

             (b) Prior to the Closing, each of Edac and Buyer shall give prompt notice to Seller of any information actually known to each of Edac and Buyer (regardless of the source from which such information is learned or derived) or any act or omission which causes Edac or Buyer to believe that (i) any representation or warranty made by them or Seller may be untrue or incorrect in any material respect or (ii) they or Seller may not have complied in any material respect with any covenant contained herein which is required to be performed or complied with hereby.

         7.9  Nonassignable Agreements.

              (a) If, as of the Closing, any consent that is required to effect the assignment to Buyer of any lease included in the Assumed Contracts shall not have been obtained, then such lease shall not be assigned to Buyer at that time and at the Closing, Seller shall sublease to Buyer (to the extent permissible under such lease) the property leased thereunder, on the same terms and conditions as appear in such lease.

              (b) If any consent to the assignment of any Assumed Contract, other than a lease, or to the sublease of any leased property is required but not obtained as of the Closing, then no such agreement or lease (collectively, the "Nonassigned Agreements") shall be assigned to Buyer at that time. In such event, Buyer shall perform the obligations of Seller under each Nonassigned Agreement on behalf of Seller and Seller will use its reasonable best efforts (without being required, in connection therewith, to incur any material cost or expense) to enter into an arrangement designed to provide Buyer with the benefits inuring under such Nonassigned Agreement.

         7.10 Product Liability Insurance. For seven year after the Closing Date, Buyer shall maintain product liability insurance, naming Seller and the Shareholders as an additional named insured, covering Products Liability with such carriers, in such amounts and upon such terms Buyer reasonably deems appropriate. At the Closing and prior to the renewal or replacement of any such product liability insurance coverage, Buyer shall deliver to Seller a certificate of the insurer or the insurer's authorized agent, in form and substance reasonably satisfactory to Seller, evidencing such insurance and providing that Seller will receive 30 days written notice prior to the termination or expiration of such insurance.

         7.11 Employment; Severance Liability.

              (a) On or before the Closing Date, Buyer shall offer employment, commencing on the Closing Date, to each person employed as of such date by Seller in the Business (other than the Shareholders), which employment shall in each case be offered at wage and benefit levels which Buyer determines in good faith to be comparable to those maintained by Seller as of the Closing Date for such employees.

              (b) Effective on the Closing Date, Buyer shall assume all obligations (including any relating to periods ending before or on the Closing
Date) for severance pay or similar benefits which may arise in connection with
(i) the failure of Buyer to comply with section 7.11(a) hereof or (ii) the termination or severance, from and after the Closing Date (and whether or not resulting from or in connection with the transactions contemplated hereby), of the employment of any person employed by Buyer in connection with the Business. From and after the Closing Date, Buyer shall, in accordance with Article XI hereof, indemnify, defend and hold harmless Seller against all Losses in connection with such obligations.

         7.12 Benefit Plans. As soon as practicable after the Closing, Buyer shall, where applicable and reasonably practicable, amend each of the Assumed Benefit Plans to cause Buyer to be substituted for Seller as the sponsor thereof.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         The obligations of Seller under this Agreement are, at the option of Seller, subject to the fulfillment at Closing of each of the following conditions:

         8.1 Representations and Warranties. The representations and warranties in this Agreement made by each of Edac and Buyer shall be true and correct in all respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and Seller shall have been furnished a certificate signed by the President of each of Edac and Buyer to that effect.

         8.2 Performance of Covenants and Obligations. Each of Edac and Buyer shall have performed and complied with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and Seller shall have been furnished a certificate signed by the President of each of Edac and Buyer to that effect.

         8.3 Proceedings and Instruments Satisfactory. All proceedings corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller; and each of Edac and Buyer shall have made available to Seller for examination the originals or true and correct copies of all documents which Seller reasonably may request in connection with the transactions contemplated by this Agreement.

         8.4 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.5 Regulatory Filings and Approvals. Each of Edac and Buyer shall have made such filings and obtained such approvals as may be required in connection with the transactions contemplated by this Agreement, and the waiting periods, if any, applicable to the transactions contemplated hereby shall have expired or been terminated.

         8.6 Adverse Change. From and after the date of this Agreement and until the Closing Date, Seller and the Shareholders (in their reasonable opinion) shall have determined that there has been no material adverse change in the business of Edac from that disclosed in the Edac SEC Reports filed with the SEC on or before the date of this Agreement, other than changes resulting from (a) changes in general economic or market conditions, (b) changes in any laws or regulations affecting the business or prospects of Edac or (c) matters affecting the aerospace industry generally.

         8.7 Assignment and Assumption of Specified Contracts. Buyer and/or Edac shall have assumed all of the continuing obligations of Seller and the Shareholders under that certain Assistance Agreement by and between the State of Connecticut acting by the Department of Economic Development and Seller (together with all related documents and agreements, the "Assistance Agreement"), and the State of Connecticut shall have released Seller and each of the Shareholders from all such continuing obligations under the Assistance Agreement. Notwithstanding the foregoing, this condition precedent shall be deemed to have been satisfied if Edac and Buyer agree to fully indemnify Seller and the Shareholders for any liabilities or obligations associated with the Assistance Agreement or the failure to obtain from the State of Connecticut the release of Seller and each of the Shareholders from all such continuing obligations under the Assistance Agreement.

         8.8 Opinion of Counsel. Edac and Buyer shall have delivered to Seller and the Shareholders the legal opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., counsel to Edac and Buyer, in substantially the form of
Exhibit I attached hereto.

         8.9 Consummation of Transactions Contemplated by Real Estate Purchase Agreements. The transactions contemplated by the Real Estate Purchase Agreement for 17 and 21 Spring Lane shall have been consummated to the reasonable satisfaction of Seller and the Shareholders and Buyer shall not have exercised its termination right under the Real Estate Purchase Agreement for 55 Spring Lane.

                                   ARTICLE IX
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         The obligations of Buyer under this Agreement are, at the option of Buyer, subject to the fulfillment at Closing of each of the following conditions:

         9.1 Representations and Warranties. The representations and warranties in this Agreement made by Seller and the Shareholders shall be true and correct in all respects as of and at the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and Buyer shall have been furnished a certificate signed by the President of Seller and the Shareholders.

         9.2 Performance of Covenants and Obligations. Seller and the Shareholders shall have performed and complied with all of their covenants and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, and Buyer shall have been furnished a certificate signed by the President of Seller and the Shareholders to that effect.

         9.3 Proceedings and Instruments Satisfactory. All proceedings corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to Buyer; and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer reasonably may request in connection with the transaction contemplated by this Agreement.

         9.4 Adverse Change. From and after the date of this Agreement and until the Closing Date, Buyer (in its reasonable opinion) shall have determined that there has been no material adverse change in the Business or the Purchased Assets from that disclosed to Buyer in this Agreement other than changes resulting from (a) changes in general economic or market conditions, (b) changes in any laws or regulations affecting the Business or (c) matters affecting the aerospace industry generally.

         9.5 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         9.6 Consents, Approvals. Certifications, Licenses and Permits. All necessary consents, approvals, certifications, licenses and permits with respect to the transactions contemplated hereby, including, without limitation, the transfer of the Purchased Assets to Buyer, the absence of which would have a material and adverse effect on Buyer's rights under this Agreement, or which would constitute a breach pursuant to the provision of, or which would result in the termination or loss of any material right under, any material contract, agreement, instrument, document, lease, license, certification, permit, indenture or other obligation (excluding customer purchase orders), or without which Buyer would be precluded or materially impeded from conducting the Business or obtaining the benefit of the Purchased Assets, shall have been received by Buyer on or before the Closing Date.

         9.7 Good Standing Certificates. Seller shall have delivered to Buyer a certificate of status (or certificates of status) relative to Seller, certified by the Secretary of State of each state or jurisdiction in which Seller is organized or qualified, and, in each case, dated not more than 10 days prior to the Closing Date.

         9.8 Opinion of Counsel. On the Closing Date, Seller and the Shareholders shall have delivered to Buyer the legal opinion of Murtha, Cullina, Richter and Pinney LLP, Seller's and the Shareholders' counsel, in substantially the form of Exhibit H attached hereto.

         9.9 Financing. Buyer shall have received financing for the transactions contemplated by this Agreement on commercially reasonable terms and conditions satisfactory to Buyer.

         9.10 Regulatory Filings and Approvals. Seller shall have made such regulatory filings and obtained such regulatory approvals as may be required in connection with the transactions contemplated by this Agreement, and any waiting periods applicable to the transactions contemplated hereby shall have expired or been terminated.

         9.11 Audited Financial Statements. On or prior to the Closing Date, Seller shall have provided to Buyer audited financial statements of Seller for the year ended December 31, 1997, prepared in accordance with generally accepted accounting principles and accompanied by a report and opinion thereon by Bennett and Katz, LLC, independent certified public accountants. Seller shall pay all fees and costs associated with the preparation of such 1997 financial statements.

         9.12 Environmental Matters. (a) Prior to Closing, Buyer shall not have identified any environmental condition or potential environmental liabilities and costs, other than those arising out of the information included in the Environmental Reports, which, in Buyer's reasonable opinion, could have or create, individually or in the aggregate, a material adverse effect on Buyer, Seller, the Business or the Purchased Assets; and (b) all Environmental Permits necessary for the Business, operations and the Real Property and any operations or activities thereon shall be in effect, valid and properly transferable and Seller and the Shareholders shall use all reasonably available means to assist in transferring such Environmental Permits to Buyer.

         9.13 Equipment Transfer. Seller shall have purchased the Vertical Machine Center from James G. Biondi and Gerald S. Biondi for no more than $138,000.

         9.14 Real Estate Purchase Agreements. The transactions contemplated by the Real Estate Purchase Agreement for 17 and 21 Spring Lane shall have been consummated to the reasonable satisfaction of Buyer and Buyer shall not have exercised its termination right under the Real Estate Purchase Agreement for 55 Spring Lane.

                                    ARTICLE X
                 INDEMNIFICATION BY SELLER AND THE SHAREHOLDERS

         10.1 Indemnification. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or Edac, Seller, its successors and the Shareholders hereby agree to jointly and severally indemnify, defend and hold Edac, Buyer, each fiduciary of Buyer's employee benefit plans, each of Edac's and Buyer's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Edac, Buyer and such persons are collectively referred to hereinafter as the "Article X Indemnitees"), harmless from and against any demand, claim, damage, liability, loss, cost, deficiency or expense (including, but not limited to, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) and, in the event of any Environmental Claims or indemnification provided herein for matters related to Environmental Laws or Hazardous Substances, also including, but not limited to, removal, response, cleanup and remedial costs and modification costs (collectively, "Losses"), imposed on or incurred by any of the Article X Indemnitees or the Purchased Assets, directly or indirectly, arising out of, resulting from or relating to any of the following and regardless of whether or not such Losses constitute Assumed
Liabilities:

              (a) any inaccuracy in or breach of any representation or warranty of Seller and/or the Shareholders pursuant to this Agreement, including, without limitation, section 4.18, in any respect (including schedules and documents delivered pursuant hereto), whether or not the Article X Indemnitees relied thereon;

              (b) any failure by Seller or any Shareholder to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Seller or any Shareholder pursuant to this Agreement or any document contemplated by this Agreement; or

              (c) any and all liabilities or obligations of Seller other than the Assumed Liabilities and/or Excluded Assets.

              The obligations of Seller and the Shareholders to indemnify and hold the Article X Indemnitees harmless as described in this section 10.1 shall survive the Closing and the consummation of the transactions contemplated by this Agreement, as provided in section 10.4 hereof.

         10.2 Procedures.

              (a) Buyer shall give Seller (who shall in turn notify the Shareholders) prompt written notice (the "Section 10.2 Notice") of any written claim, demand, assessment, action, suit or proceeding to which the indemnity set forth in this Article X applies. If the document evidencing such claim or demand is a court pleading, Buyer shall give the Section 10.2 Notice, including a copy of such pleading, within five days after Buyer's receipt of such pleading, otherwise Buyer shall give the Section 10.2 Notice within 10 days after the date Buyer receives written notice of such claim. The failure of Buyer to give timely notice of any matter which may give rise to an indemnification claim shall not affect the rights of the Article X Indemnitees to collect such Loss from Seller and the Shareholders so long as such failure to so notify does not materially adversely affect Seller's or the Shareholders' ability to defend such Loss against a third party.

              (b) If the Article X Indemnitees request for indemnification arises from the claim of a third party, Seller may, at its option, assume control of the defense of any such claim, or any action or litigation resulting from such claim. Failure by Seller to notify the Article X Indemnitees of its election to defend a complaint by a third party within 15 days after receipt of the Section 10.2 Notice shall be deemed a waiver by Seller of its right to respond to such complaint. Failure by Seller to notify the Article X Indemnitees within 20 days after receipt of the Section 10.2 Notice shall be deemed a waiver by Seller of its right to assume control of the defense of such claim, action or litigation. If Seller assumes control of the defense of such claim, action or litigation resulting therefrom, Seller shall take all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and Seller and the Shareholders shall hold the Article X Indemnitees, to the extent provided in this section 10.2, harmless from and against all Losses arising out of or resulting from any settlement approved by Seller or any judgment in connection with such claim, action or litigation. Notwithstanding Seller's assumption of the defense of such third-party claim or demand, the Article X Indemnitees shall have the right to participate in the defense of such third-party claim or demand at its own expense. Seller shall not, in the defense of such claim or litigation, consent to entry of any judgment against any of the
Article X Indemnitees or enter into any settlement, involving any of the Article X Indemnitees, except in either case with written consent of the Article X Indemnitees, which consent shall not be unreasonably withheld. The Article X Indemnitees shall furnish Seller in reasonable detail all information the
Article X Indemnitees may have with respect to any such third-party claim and shall make available to Seller and its representatives all records and other similar materials which are reasonably required in the defense of such third-party claim and shall otherwise cooperate with and assist Seller in the defense of such third-party claim.

              (c) If Seller does not assume control of the defense of any such third-party claim, action or litigation resulting therefrom, the Article X Indemnitees may defend against such claim, action or litigation in such manner as it may reasonably deem appropriate, and Seller and the Shareholders shall indemnify the Article X Indemnitees from any Loss indemnifiable under section
10.1 hereof incurred in connection therewith. Seller shall not be obligated to the Article X Indemnitees for any settlement or consent to a stay of judgment made by any Article X Indemnitees if such settlement or consent is entered into without the prior written consent of Seller which consent shall not be unreasonably withheld or delayed.

              (d) If Seller shall pay any amount hereunder in settlement of any such claim, action or litigation against any of the Article X Indemnitees, such
Article X Indemnitees shall assign all their related rights against third parties to Seller.

         10.3 Payment. The Article X Indemnitees shall be entitled to recover any Losses pursuant to this Article X by means of set off, in good faith, of any such Losses against payments or amounts due to Seller or the Shareholders, including, but not limited to, any amounts payable pursuant to the Real Estate Purchase Agreements and any promissory notes related thereto. Should the Article X Indemnitees subsequently be found not to be entitled to indemnification under this Article X, the Article X Indemnitees shall pay Seller or the Shareholders, as the case may be, as full and complete liquidated damages and not as a penalty, such disallowed offset amount and interest on the amount so offset calculated from the later of the date of setoff or the maturity date of the obligations to Seller or Seller's Shareholders, as the case may be, to the date of payment, at the annual rate of 8%, and the obligations to Seller or the Shareholders, as the case may be, shall continue in full force and effect without any right of Seller or the Shareholders, as the case may be, applicable upon default resulting from the Article X Indemnitees' setoff.

         10.4 Survival of Indemnification. No demand or claim for indemnification pursuant to sections 10.1(a) hereof shall be made after 24 months following the Closing Date, except as follows: (a) claims for indemnification for representations and warranties contained in sections 4.14 and 4.18 may be made up to the fifth anniversary of the Closing Date; (b) claims for indemnification for representations and warranties contained in section 4.21 may be brought at any time until the underlying tax obligation is barred by the applicable period of limitation under federal and state laws relating thereto (as such may be extended by waiver); and (c) claims for indemnification for intentional or knowing breaches of the representations and warranties contained in Article IV may be made at any time until the claim is barred by the applicable period of limitation under federal and state laws relating thereto. Demands or claims for indemnification pursuant to Section 10.1(b) and/or 10.1(c) shall survive in accordance with their terms.

         10.5 Basket. No indemnification shall be payable by Seller or the Shareholders pursuant to section 10.1(a) hereof unless the aggregate Losses incurred by all of the Article X Indemnitees exceed $200,000 and then only for the excess over $100,000.

         10.6 Remedies Exclusive. Except (a) to the extent that specific performance of any provision of this Agreement is sought pursuant to section 12.10, (b) for Claims related to intentional or knowing breaches of the representations and warranties of Seller contained in this Agreement or (c) for Claims related to fraud, from and after the Closing, the remedies provided in this Article X shall be the sole and exclusive remedies of the Article X Indemnitees with respect to Losses for which indemnification is provided in
Article X and shall preclude the Article X Indemnitees from (a) seeking any other remedy in respect of any such Loss and (b) asserting any rights and seeking any remedies whatsoever (whether for misrepresentation or breach of warranty or in tort or otherwise) in respect of Losses in any way related to this Agreement or the transactions contemplated hereby for which no indemnification is provided.

         10.7 Limitation on Claims. In case any event shall occur which would otherwise entitle Buyer to assert a Claim for indemnification hereunder, no Loss shall be deemed to have been sustained by Buyer to the extent of (a) any tax savings realized by Buyer with respect thereto, or (b) any proceeds received by Buyer from any insurance policies with respect thereto.

         10.8 Maximum Exposure. In no event shall the aggregate indemnity payments made by Seller and the Shareholders under section 10.1(a) exceed $5,000,000, less any amounts paid by Seller and/or the Shareholders pursuant to any indemnification provisions of the Real Estate Purchase Agreements.

         10.9 Actual Knowledge. Neither Seller nor the Shareholders shall be liable under this Article X for a Loss resulting from a breach of any representation or warranty if Seller or any Shareholder can establish that Buyer had actual knowledge on or before the Closing Date of such breach.

                                   ARTICLE XI
                            INDEMNIFICATION BY BUYER

         11.1 Indemnification. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller, Edac, Buyer and their successors hereby covenant and agree to jointly and severally indemnify, defend and hold Seller, each fiduciary of Seller's employee benefit plans, each of Seller's subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (Seller and such persons are collectively referred to hereinafter as the "Article XI Indemnitees") harmless from and against any Losses imposed on or incurred by any Article XI Indemnitee, directly or indirectly, arising out of, resulting from or relating to:

              (a) any inaccuracy in, or breach of, any representation or warranty of Edac or Buyer pursuant to this Agreement in any respect (including schedules and documents delivered pursuant hereto), whether or not the Article XI Indemnitee relied thereon;

              (b) any failure by Edac or Buyer to perform or pay as due the Assumed Liabilities; or

              (c) any failure of Edac or Buyer to duly perform or observe any term, provision, covenant or agreement to be performed or observed by Edac or Buyer pursuant to this Agreement or any document contemplated by this Agreement.

                  The obligations of Edac and Buyer to indemnify and hold the
Article XI Indemnitees harmless as described herein shall survive Closing and the consummation of the transactions contemplated by this Agreement, as provided in section 11.4 hereof.

         11.2 Procedures.

              (a) Seller shall give Buyer (who in turn shall notify Edac) prompt written notice (the "Section 11.2 Notice") of any written claim, demand, assessment, action, suit or proceeding to which the indemnity set forth in this
Article XI applies. If the document evidencing such claim or demand is a court pleading, Seller shall give the Section 11.2 Notice, including a copy of such pleading, within five days after receipt of such pleading, otherwise, Seller shall give the Section 11.2 Notice within 30 days after the date Seller receives written notice of such claim. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the
Article XI Indemnitees to collect such Loss from Edac and Buyer so long as such failure to so notify does not materially adversely affect their ability to defend such Loss against a third party.

              (b) If Seller's request for indemnification arises from the claim of a third party, Buyer may, at its option, assume control of the defense of any such claim, or any action or litigation resulting from such claim. Failure by Buyer to notify Seller of its election to defend a complaint by a third party within 5 days after receipt of the Section 11.2 Notice shall be deemed a waiver by Buyer of its right to respond to such complaint. Failure by Buyer to notify Seller within 20 days after receipt of the Section 11.2 Notice thereof shall be deemed a waiver by Buyer of its right to assume control of the defense of such claim, action or litigation. If Buyer assumes control of the defense of such claim, action or litigation resulting therefrom, Buyer shall take all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and Edac and Buyer shall hold the Article XI Indemnitees, to the extent provided in this Article XI, harmless from and against all Losses arising out of or resulting from any settlement approved by Buyer or any judgment in connection with such claim or litigation. Notwithstanding Buyer's assumption of the defense of such third-party claim or demand, the Article XI Indemnitees shall have the right to participate in the defense of such third-party claim or demand at its own expense. Buyer shall not, in the defense of such claim, action or litigation, consent to entry of any judgment against any of the Article XI Indemnitees or enter into any settlement, involving any of the Article XI Indemnitees, except in either case with written consent of the
Article XI Indemnitees, which consent shall not be unreasonably withheld. The
Article XI Indemnitees shall furnish Buyer in reasonable detail all information the Article XI Indemnitees may have with respect to any such third-party claim and shall make available to Buyer and its representatives all records and other similar materials which are reasonably required in the defense of such third-party claim and shall otherwise cooperate with and assist Buyer in the defense of such third-party claim.

              (c) If Buyer does not assume control of the defense of any such third-party claim, action or litigation resulting therefrom, the Article XI Indemnitees may defend against such claim, action or litigation in such manner as it may reasonably deem appropriate, and Edac and Buyer shall indemnify the
Article XI Indemnitees from any Loss indemnifiable under section 11.1 hereof incurred in connection therewith. Buyer shall not be obligated to the Article XI Indemnitees for any settlement or consent to a stay of judgment made by the
Article XI Indemnitees if such settlement or consent is entered into without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed.

              (d) If Buyer shall pay any amount hereunder in settlement of any such claim or litigation against any Article XI Indemnitee, such Article XI Indemnitee shall assign all of its related rights against third parties to Buyer.

         11.3 Payment. The Article XI Indemnitees shall be entitled to recover any Losses pursuant to this Article XI by means of set off, in good faith, of any such Losses against payments or amounts due to Edac or Buyer. Should the
Article XI Indemnitees subsequently be found not to be entitled to indemnification under this Article XI, the Article XI Indemnitees shall pay Edac or Buyer, as the case may be, as full and complete liquidated damages and not as a penalty, such disallowed offset amount and interest on the amount so offset calculated from the later of the date of setoff or the maturity date of the obligations to Edac or Buyer, as the case may be, to the date of payment, at the annual rate of 8%, and the obligations to Edac or Buyer, as the case may be, shall continue in full force and effect without any right of Edac or Buyer applicable upon default resulting from the Article XI Indemnitees' setoff.

         11.4 Survival of Indemnification. No demand or claim for indemnification pursuant to section 11.1(a) hereof shall be made after 24 months following the Closing Date, except that Claims for indemnification related to intentional or knowing breaches of the representations and warranties contained in Article V may be made at any time until the claim is barred by the applicable period of limitation under federal and state laws relating thereto. Demands or claims for indemnification pursuant to Section 11.1(b) and/or 11.1(c) shall survive in accordance with their terms.

         11.5 Basket Payment. No indemnification shall be payable by Buyer pursuant to section 11.1(a) hereof unless the aggregate Losses incurred by Seller exceeds $200,000 and then only for the excess over $100,000.

         11.6 Remedies Exclusive. Except (a) to the extent that specific performance of any provision of this Agreement is sought pursuant to section 12.10, (b) for Claims related to intentional or knowing breaches of the representations and warranties of Buyer in this Agreement or (c) for Claims related to fraud, from and after the Closing, the remedies provided in this
Article XI shall
be the sole and exclusive remedies of the Article XI Indemnitees with respect to Losses for which indemnification is provided in Article XI and shall preclude the Article XI Indemnitees from (a) seeking any other remedy in respect of any such Loss and (b) asserting any rights or seeking any remedies whatsoever (whether for misrepresentation or breach of warranty or in tort or otherwise) in respect of Losses in any way related to this Agreement or the transactions contemplated hereby for which no indemnification is provided.

         11.7 Limitation on Claims. In case any event shall occur which would otherwise entitle Seller to assert a Claim for indemnification hereunder, no Loss shall be deemed to have been sustained by Seller to the extent of (a) any tax savings realized by Seller with respect thereto, or (b) any proceeds received by Seller from any insurance policies with respect thereto.

         11.8 Actual Knowledge. Neither Edac nor Buyer shall be liable under this Article XI for a Loss resulting from a breach of any representation or warranty if Buyer can establish that Seller had actual knowledge on or before the Closing Date of such breach.

         11.9 Maximum Exposure. In no event shall the aggregate indemnity payments made by Buyer under section 11.1(a) exceed $5,000,000.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

              (a) by mutual written consent of Buyer and Seller;

              (b) by written notice from Buyer or Seller to the other if the Closing shall not have occurred on or before August 31, 1998; provided, that any party that has breached any provision hereunder, which breach has resulted in the failure of a condition precedent to either party's obligations to close the transactions contemplated by this Agreement, shall not be entitled to terminate this Agreement except with the written consent of the other party hereto; or

              (c) by written notice from Buyer or Seller to the other if any court of competent jurisdiction in the United States shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.

         12.2 Effect of Termination. Upon the termination of this Agreement in accordance with section 12.1 hereof, this Agreement, other than sections 12.8, 12.9, 12.11 and 12.17 hereof, shall forthwith become null and void and have no effect, without any liability on the part of any party or its officers, directors, employees, affiliates or shareholders; provided, however, that nothing contained in this section 12.2 shall relieve any party of any liability for its breach of this Agreement.

         12.3 Further Assurances. Upon reasonable request, from time to time, Seller shall (or shall direct its directors, shareholders and officers to, if appropriate) execute and deliver all documents, make all rightful oaths, testify in any proceedings and do all other acts which may be necessary or desirable in the opinion of Buyer to protect, defend or record the right, title or interest of Buyer in and to the Purchased Assets or to aid in the prosecution, defense or other litigation of such rights arising from such right, title or interest, all without further consideration.

         12.4 Amendment. This Agreement may only be amended by a written agreement signed by the parties hereto.

         12.5 Waiver. The failure of Seller or Buyer to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

         12.6 Notices. Any notice to be given hereunder shall be deemed given and sufficient if in writing and delivered by hand or by reputable overnight courier, mailed by registered or certified mail or telecopied, in the case of Seller or the Shareholders, to:

                           Apex Machine Tool Company, Inc.
                           21 Spring Lane
                           Farmington, Connecticut 06032
                           Attn:  Mr. James G. Biondi
with a copy to:

                           Murtha, Cullina, Richter and Pinney
                           CityPlace I
                           185 Asylum Street
                           Hartford, Connecticut 06103-3469
                           Attn:  Richard S. Smith, Jr., Esq.

and, in the case of Buyer, to:

                           Edac Technologies Corporation
                           1806 New Britain Avenue
                           Farmington, Connecticut 06032
                           Attn:  Edward J. McNerney, President

with a copy to:

                           Reinhart, Boerner, Van Deuren,
                           Norris & Rieselbach, s.c.
                           1000 North Water Street, Suite 2100
                           Milwaukee, WI 53202
                           Attn:  Daniel J. Brink, Esq.
                           Facsimile No. 414-298-1000

or to such other address as Seller, the Shareholders or Buyer may designate by notice in writing to the other.

         12.7 Benefit/Assignment. This Agreement shall be binding upon and inure to the benefit and burden of and shall be enforceable by Buyer, its successors and assigns, and Seller, the Shareholders, their respective successors and assigns. Notwithstanding anything in this Agreement to the contrary, both Buyer and Edac shall be fully responsible for all of Buyer's obligations to Seller and the Shareholders under this Agreement. This Agreement may not be assigned by any party without the written consent of the others, except that Buyer may assign its rights under this Agreement and any of the other agreements contemplated hereby to any wholly-owned subsidiary of Edac, provided that Edac shall continue to be responsible for Buyer's obligations under any agreement so assigned.

         12.8 Expenses. Except as otherwise specifically provided in this Agreement, all expenses incurred by Seller or Buyer in connection with the transactions contemplated hereby, including, without limitation, legal and accounting fees shall be the responsibility of and for the account of the party who ordered the particular service or incurred the particular expense. The parties agree that Seller will pay the fees and costs associated with the preparation of Seller's audited financial statements for the year ended December 31, 1997 and Buyer will pay the fees and costs associated with the preparation of (a) Seller's audited financial statements for the year ended December 31, 1996; (b) if requested by Buyer, Seller's audited financial statements for the year ended December 31, 1995; and (c) Seller's audited financial statements for the period from January 1, 1998 through the Closing Date.

         12.9 Public Announcement. No public announcement of the transactions contemplated hereby shall be made by way of press release, disclosure to the trade or otherwise except with the mutual approval of the parties.

         12.10 Specific Performance. Except as otherwise provided in this Agreement, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall, however, be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

         12.11 Entire Agreement. This Agreement and the schedules and other documents to be delivered pursuant hereto constitute the entire agreement among the parties hereto and there are no agreements, representations or warranties which are not set forth herein, except the confidentiality agreement among the parties dated February 10, 1998, and the License for Access Agreement dated March 4, 1998, both of which shall continue in full force in accordance with their terms (as amended hereby). All prior negotiations, agreements and understandings are superseded hereby. The introductory language, the recitals and all schedules and exhibits attached hereto shall be deemed incorporated herein by reference.

         12.12 Arbitration Procedure.

               (a) The parties agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for damages arising out of the provisions of Articles X and XI hereof (the "Disputes"). Nothing in this section 12.12 shall prohibit a party hereto from instituting litigation to enforce any other provision of this Agreement or a Final Determination (as defined below) or availing itself of the other remedies set forth below. The parties hereby agree and acknowledge that, except as otherwise provided in this section or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall take place in Hartford, Connecticut, and be governed by, and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of, Connecticut law.

               (b) If any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within 25 business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 45 business days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration") and by filing a copy of such Notice of Arbitration with the Hartford, Connecticut, office of the American Arbitration Association. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any. In no event shall a Notice of Arbitration be made after the date when institution of legal or equitable proceedings based upon such claim be barred by this Agreement or the applicable statute of limitations.

               (c) Seller and Buyer each shall select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as "Seller's Arbitrator" and "Buyer's Arbitrator," respectively). If either party fails to select an independent arbitrator as set forth herein within 20 days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. Seller's Arbitrator and Buyer's Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this section. If Seller's Arbitrator and Buyer's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Seller's Arbitrator and Buyer's Arbitrator shall each prepare a list of three independent arbitrators. Seller's Arbitrator and Buyer's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Seller's Arbitrator and Buyer's Arbitrator.

               (d) The arbitrator(s) selected pursuant to section 12.12 (c) hereof shall determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyer submits a claim for $1,000, and if Seller contests only $500 of the amount claimed by Buyer, and if the arbitrator(s) ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to Seller and 40% (i.e. 200 / 500) to Buyer.

               (e) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury or gross misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

               (f) Buyer and Seller may enforce any Final Determination in any state or federal court having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum.

         12.13 Headings. The section headings in this Agreement are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         12.14 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         12.15 Knowledge. Any reference in this Agreement to the "knowledge" of Seller or words of similar meaning shall mean all information known or which would have been known after reasonable investigation by the Seller or any of the Shareholders.

         12.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any person by virtue of the authorship of any of the provisions of this Agreement.

         12.17 Exclusive Dealing. In consideration of the substantial expenditures of time, effort and expense to be undertaken by Buyer in connection with its due diligence review and the preparation and negotiation of this Agreement with Seller, Seller agrees that from the date of this Agreement and until this Agreement is terminated in accordance with its terms, Seller and its officers, directors, employees, shareholders, agents, representatives, advisors, investment bankers, attorneys or accountants shall not solicit, initiate, facilitate or encourage offers or expressions of interest from any other party to acquire Seller, enter into negotiations regarding the terms of any sale of Seller, permit access to Seller's premises or provide any information to any third party for purposes of reviewing Seller's business or operations in connection with the potential sale of Seller or enter into any oral or written agreement to sell stock or assets of Seller or engage anyone to enter into such an agreement. Seller shall notify Buyer within 48 hours following receipt of any offer to purchase any of Seller's assets or stock.

         12.18 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

         12.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, provided that all such counterparts contain the signatures of all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         EDAC TECHNOLOGIES
                                         CORPORATION

                                         BY_______________________________
                                                 Edward J. McNerney,
                                              Chief Executive Officer

                                         APEX ACQUISITION CORP.

                                         BY_______________________________
                                          Its_____________________________

                                         APEX MACHINE TOOL COMPANY, INC.

                                         BY_______________________________
                                          Its_____________________________

                                         _________________________________
                                                  Gerald S. Biondi

                                         _________________________________
                                                   James G. Biondi

                                         _________________________________
                                                   Michael Biondi

                                    EXHIBIT A


                         REAL ESTATE PURCHASE AGREEMENTS

                                    EXHIBIT B


                              GENERAL BILL OF SALE


                  KNOW ALL MEN BY THESE PRESENTS, by this General Bill of Sale made and entered into as of the ____ day of ____________, 1998, APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation ("Seller"), for good and valuable consideration paid by APEX ACQUISITION CORP., a Wisconsin corporation ("Buyer"), the receipt and sufficiency of which are hereby acknowledged, pursuant to the terms of the Asset Purchase Agreement dated _____________, 1998, by and among Seller, Buyer, Gerald S. Biondi, James G. Biondi and Michael Biondi (the "Purchase Agreement"), does hereby bargain, grant, sell, convey, assign, transfer and deliver to Buyer and its successors and assigns, all of the right, title and interest of Seller in and to the Purchased Assets as defined in section 1.1 of the Purchase Agreement.

                  The provisions of this General Bill of Sale are subject, in all respects, to the terms and conditions of the Purchase Agreement, all of which shall survive the execution and delivery of this General Bill of Sale.

                  This General Bill of Sale is executed pursuant to section 6.11 of the Purchase Agreement.

                  Dated as of the date first above written.

                                           APEX MACHINE TOOL COMPANY, INC.

                                           BY _______________________________
                                            Its______________________________

                                    EXHIBIT C

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of the ____ day of __________, 1998, by and between APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation ("Seller"), and APEX ACQUISITION CORP., a Wisconsin corporation ("Buyer").

                                    RECITALS

                  A. Seller and Buyer are parties to an Asset Purchase Agreement dated ____________, 1998 (the "Purchase Agreement"), which provides, among other things, for the purchase by Buyer of substantially all of the assets owned by Seller and used in connection with the operation of Seller's business.

                  B. All capitalized terms that are not defined in this Agreement have the meaning assigned to them under the Purchase Agreement.

                                   AGREEMENTS

                  In consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

                  1. Assignment of Rights. Seller hereby assigns to Buyer all of Seller's right, title and interest in and to the Assumed Contracts, Intangible Assets and Licenses and Permits.

                  2. Acceptance of Assignment; Assumption of Liabilities. Buyer hereby accepts Seller's assignment of the Assumed Contracts, Intangible Assets and Licenses and Permits and agrees to pay, perform and discharge the Assumed Liabilities.

                  3. Applicability of Terms and Conditions of Purchase Agreement. Notwithstanding anything to the contrary contained herein, this Agreement is subject to the provisions of this Agreement are subject, in all respects, to the terms and conditions of the Purchase Agreement and all of the representations and warranties, covenants and agreements contained therein.

                  4. Further Assurances. Upon reasonable request, from time to time, Buyer and Seller shall execute or cause to be executed such documents, and shall take or cause to be taken such actions, as may be reasonably required to carry out the terms of this Agreement.

                  5. Headings; Incorporation of Provisions. All section headings of this Agreement are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement. The introductory language and the recitals shall be deemed to be incorporated herein by reference.

                  6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

                  Dated as of the date first above written.

                                       APEX MACHINE TOOL COMPANY, INC.

                                      BY ________________________________
                                       Its ______________________________


                                      APEX ACQUISITION CORP.

                                      BY ________________________________
                                       Its ______________________________

                                    EXHIBIT D

                        NONCOMPETITION AGREEMENT (SELLER)


                  THIS NONCOMPETITION AGREEMENT is made and entered into as of the ___ day of ___________, 1998, by and between APEX ACQUISITION CORP., a Wisconsin corporation (the "Company"), EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation ("Edac"), and Apex Machine Tool Company, Inc., a Connecticut corporation ("Seller").

                                    RECITALS

                  A. Prior to the date of this Agreement, Seller was engaged in the business of manufacturing engineered tools and molds (the "Business").

                  B. The Company is purchasing substantially all of the assets of Seller pursuant to an Asset Purchase Agreement dated _________________, 1998 (the "Purchase Agreement").

                  C. From and after the date of this Agreement, the Company will conduct the Business.

                  D. Seller acknowledges that an important part of the consideration the Company is receiving in connection with the transactions contemplated by the Purchase Agreement is the agreement by Seller to be bound by the terms and conditions set forth herein, and that the execution and delivery of this Agreement by Seller is a condition to the obligation of Edac to consummate the transactions contemplated by the Purchase Agreement.

                                   AGREEMENTS

                  In consideration of the recitals, the mutual agreements herein contained and the mutual agreements contained in the Purchase Agreement, the parties hereto agree as follows:

                  1. Noncompetition. Seller shall not, at any time during the Noncompetition Period (as defined in section 2(a) hereof), directly or indirectly, whether as an agent, investor, employer, consultant, representative, trustee, partner, proprietor or otherwise, do any of the following:

                           (a) solicit or accept from any person or entity who
is a customer of the Company and/or Edac (any such person or entity is hereinafter referred to individually as a "Customer" and collectively as the "Customers") any business to the extent that solicitation or acceptance of such business would constitute competing with the Business;

                           (b) request or advise any of the Customers, or any
suppliers or other business contacts of the Company and/or Edac who currently have or have had business relationships with the Company and/or Edac within the two-year period preceding the date of this Agreement, or within the two-year period preceding the date of the making of such request or the giving of such advice, to withdraw, curtail or cancel any business relations with the Company and/or Edac;

                           (c) induce or attempt to induce any sales
representative, consultant, employee or agent of the Company and/or Edac to terminate his/her employment relationship or other contractual relationship, whether oral or written, with the Company and/or Edac;

                           (d) except only as provided in section 4 hereof, use,
disclose, divulge or transmit, or cause to be used, disclosed, divulged or transmitted, to any third party, any Confidential Information (as defined in section 2(b) hereof); and

                           (e) participate in, become associated with, provide
assistance to, engage in or have a financial or other interest in any business, activity or enterprise that is competitive with the Business; provided, however, that the ownership of less than 1% of the stock of a corporation whose shares are traded in a recognized stock exchange or in the over-the-counter market, even though such corporation may be a competitor of the Company and/or Edac, shall not be prohibited by this Agreement.

                  2.       Certain Definitions.

                           (a) Noncompetition Period. The term "Noncompetition
Period," as used in this Agreement, means the period commencing on the date of this Agreement and ending at the close of business on the fifth anniversary of the date of this Agreement.

                           (b) Confidential Information. The term "Confidential
Information," as used in this Agreement, means any and all of the following as it relates to Seller and/or the Business: (i) all historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented; (ii) all product specifications, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customers lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information); and (iii) all information (whether or not part of the foregoing), however documented, that constitutes a trade secret as defined under the Uniform Trade Secrets Act, codified at sections 35-50 through 35-58 of the Connecticut General Statutes ("Trade Secret"). Notwithstanding the foregoing, the term "Confidential Information" shall not include information that becomes generally available to the public other than as a result of disclosure by Seller.

                  3. Trade Secrets. Notwithstanding anything contained in this Agreement (other than section 4 hereof) to the contrary, with respect to any Confidential Information that constitutes a Trade Secret, Seller shall not, use, disclose, divulge or transmit, or cause to be used, disclosed, divulged or transmitted, to any third party, such information as long as it remains a Trade Secret.

                  4. Permitted Disclosure of Confidential Information. The restrictions set forth in section 1(d) and section 3 hereof shall not apply to any disclosure of Confidential Information or a Trade Secret, as the case may be, required to be made under applicable law or regulation or by order of a court or governmental authority acting within its jurisdiction, provided that prior to such disclosure, Seller shall have provided the Company with written notice of such disclosure requirement and the Company shall have had a reasonable opportunity to contest such requirement.

                  5. Reasonableness of Restrictions; Adequacy of Consideration. The parties acknowledge and agree that the restrictions contained in this Agreement are reasonable and that the consideration provided herein is sufficient to fully and adequately compensate the parties for agreeing to such restrictions.

                  6. Specific Performance. Seller acknowledges and agrees that irreparable injury to the Company may result if Seller breaches any covenant of Seller contained in this Agreement and that the remedy at law for the breach of any such covenant will be inadequate. Accordingly, if Seller engages in any act in violation of the provisions of this Agreement, the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of this Agreement.

                  7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company and Seller, and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Seller. This Agreement may be assigned by the Company.

                  8. Sale, Consolidation or Merger. In the event of a consolidation or merger of the Company with or into another corporation or entity, or the sale, assignment or transfer of substantially all of the operating assets of the Company to another corporation, entity or individual, the successor-in-interest shall by acquiring such assets be bound by this Agreement and shall be deemed to have assumed all rights and liabilities of the Company under this Agreement.

                  9. Common Law of Torts and Trade Secrets. Nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where such law provides the Company with broader protection than that provided herein.

                  10. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                  11. Notices. Any notice given hereunder shall be deemed sufficient if addressed in writing and delivered via registered or certified mail, overnight courier or facsimile transmission, in the case of the Company to:

                           Apex Acquisition Corp.
                           c/o Edac Technologies Corporation
                           1806 New Britain Avenue
                           Farmington, Connecticut 06032
                           Attn:  Edward J. McNerney, President
                           Facsimile No. 860-674-2718
with a copy to:            Reinhart, Boerner, Van Deuren,
                           Norris & Rieselbach, s.c.
                           1000 N. Water St., Suite 2100
                           Milwaukee, WI 53202
                           Attn:  Daniel J. Brink, Esq.
                           Facsimile No. 414-298-8097

and in the case of Seller, to:
                           ________________________________
                           ________________________________
                           ________________________________
                           ________________________________

with a copy to:            Murtha, Cullina, Richter and Pinney LLP
                           CityPlace I
                           185 Asylum Street
                           Hartford, Connecticut 06032
                           Attn: Mark F. Korber, Esq.
                           Facsimile No. 860-240-6150.

or to such other persons or addresses as the parties shall furnish to each other in writing in accordance with the terms of this section. Notice via registered or certified mail or via overnight courier shall be deemed given upon receipt at the address of the receiving party stated above (or such other address as may be stated by such party pursuant to the terms of this section), except that if delivery is refused or cannot be made for any reason, then such notice shall be deemed given on the third day after it is sent. Notice via facsimile transmission shall be deemed given upon receipt (by the party sending such notice) of a confirmation page indicating that the facsimile transmission was received at the number of the receiving party stated above (or at such other number as may be provided pursuant to the terms of this section).

                  12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid or enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  13. Amendment. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

                  14. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (regardless of such state's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting thereof.

                  15. Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

                  16. Entire Agreement; Incorporation of Terms. This Agreement represents the full and complete understanding of the parties with respect to the subject matter thereof. The introductory language and the recitals are incorporated into this Agreement by reference.

                  17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

                  Dated as of the date first above written.

                                          APEX ACQUISITION CORP.

                                          BY ____________________________
                                           Its __________________________


                                          EDAC TECHNOLOGIES CORPORATION

                                          BY ____________________________
                                           Its __________________________

                                          APEX MACHINE TOOL COMPANY, INC.

                                          BY ____________________________
                                           Its __________________________

                                    EXHIBIT E

                     NONCOMPETITION AGREEMENT (SHAREHOLDER)


                  THIS NONCOMPETITION AGREEMENT is made and entered into as of the ___ day of ___________, 1998, by and between APEX ACQUISITION CORP., a Wisconsin corporation (the "Company"), and EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation ("Edac") ("Shareholder").

                                    RECITALS

                  A. The Company is purchasing substantially all of the assets of Apex Machine Tool Company, Inc., a Connecticut corporation ("Seller"), pursuant to an Asset Purchase Agreement dated ___________________, 1998 (the "Purchase Agreement").

                  B. Prior to the date of this Agreement, Seller was engaged in the business of manufacturing engineered tools and molds (the "Business").

                  C. Shareholder has provided important services to Seller in the past and has significant knowledge regarding Seller and the Business.

                  D. From and after the date of this Agreement, the Company will conduct the Business.

                  E. Shareholder acknowledges that an important part of the consideration the Company is receiving in connection with the transactions contemplated by the Purchase Agreement is the agreement by Shareholder to be bound by the terms and conditions set forth herein, and that the execution and delivery of this Agreement by Shareholder is a condition to the obligation of Edac to consummate the transactions contemplated by the Purchase Agreement.

                                   AGREEMENTS

                  In consideration of the recitals, the mutual agreements herein contained and the mutual agreements contained in the Purchase Agreement, the parties hereto agree as follows:

                  1. Noncompetition. Shareholder shall not, at any time during the Noncompetition Period (as defined in section 2(a) hereof), directly or indirectly, whether as an agent, investor, employer, consultant, representative, trustee, partner, proprietor or otherwise, do any of the following:

                           (a) solicit or accept from any person or entity who
is a customer of the Company and/or Edac (any such person or entity is hereinafter referred to individually as a "Customer" and collectively as the "Customers") any business to the extent that solicitation or acceptance of such business would constitute competing with the Business;

                           (b) request or advise any of the Customers, or any
suppliers or other business contacts of the Company and/or Edac who currently have or have had business relationships with the Company and/or Edac within the two-year period preceding the date of this Agreement, or within the two-year period preceding the date of the making of such request or the giving of such advice, to withdraw, curtail or cancel any business relations with the Company and/or Edac;

                           (c) induce or attempt to induce any sales
representative, consultant, employee or agent of the Company and/or Edac to terminate his/her employment relationship or other contractual relationship, whether oral or written, with the Company and/or Edac;

                           (d) except as provided in section 4 hereof or in any
written consulting agreement between Shareholder and the Company, use, disclose, divulge or transmit, or cause to be used, disclosed, divulged or transmitted, to any third party, any Confidential Information (as defined in section 2(b) hereof); and

                           (e) participate in, become associated with, provide
assistance to, engage in or have a financial or other interest in any business, activity or enterprise that is competitive with the Business; provided, however, that the ownership of less than 1% of the stock of a corporation whose shares are traded in a recognized stock exchange or in the over-the-counter market, even though such corporation may be a competitor of the Company and/or Edac, shall not be prohibited by this Agreement.

                  2. Certain Definitions.

                           (a) Noncompetition Period. The term "Noncompetition
Period," as used in this Agreement, means the period commencing on the date of this Agreement and ending at the close of business on the fifth anniversary of the date of this Agreement.

                           (b) Confidential Information. The term "Confidential
Information," as used in this Agreement, means any and all of the following as it relates to Seller and/or the Business: (i) all historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented; (ii) all product specifications, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customers lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information); and (iii) all information (whether or not part of the foregoing), however documented, that constitutes a trade secret as defined under the Uniform Trade Secrets Act, codified at sections 35-50 through 35-58 of the Connecticut General Statutes ("Trade Secret"). Notwithstanding the foregoing, the term "Confidential Information" shall not include information that becomes generally available to the public other than as a result of disclosure by Shareholder.

                  3. Trade Secrets. Notwithstanding anything contained in this Agreement (other than section 4 hereof) to the contrary and except as provided in any written consulting agreement between Shareholder and the Company, with respect to any Confidential Information that constitutes a Trade Secret, Shareholder shall not use, disclose, divulge or transmit, or cause to be used, disclosed, divulged or transmitted, to any third party, such information as long as it remains a Trade Secret.

                  4. Permitted Disclosure of Confidential Information. The restrictions set forth in section 1(d) and section 3 hereof shall not apply to any disclosure of Confidential Information or a Trade Secret, as the case may be, required to be made under applicable law or regulation or by order of a court or governmental authority acting within its jurisdiction, provided that prior to such disclosure, Shareholder shall have provided the Company with written notice of such disclosure requirement and the Company shall have had a reasonable opportunity to contest such requirement.

                  5. Reasonableness of Restrictions; Adequacy of Consideration. The parties acknowledge and agree that the restrictions contained in this

Agreement are reasonable and that the consideration provided herein is sufficient to fully and adequately compensate the parties for agreeing to such restrictions.

                  6. Specific Performance. Shareholder acknowledges and agrees that irreparable injury to the Company may result if Shareholder breaches any covenant of Shareholder contained in this Agreement and that the remedy at law for the breach of any such covenant will be inadequate. Accordingly, if Shareholder engages in any act in violation of the provisions of this Agreement, the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of this Agreement.

                  7. Know-how. Nothing contained in this Agreement shall prohibit Shareholder's use of general skills and know-how, as long as such use does not result in a violation of section 1 and/or section 3 hereof.

                  8. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company and Shareholder, and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Shareholder. This Agreement may be assigned by the Company.

                  9. Sale, Consolidation or Merger. In the event of a consolidation or merger of the Company with or into another corporation or entity, or the sale, assignment or transfer of substantially all of the operating assets of the Company to another corporation, entity or individual, the successor-in-interest shall by acquiring such assets be bound by this Agreement and shall be deemed to have assumed all rights and liabilities of the Company under this Agreement.

                  10. Common Law of Torts and Trade Secrets. Nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where such law provides the Company with broader protection than that provided herein.

                  11. Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

                  12. Notices. Any notice given hereunder shall be deemed sufficient if addressed in writing and delivered via registered or certified mail, overnight courier or facsimile transmission, in the case of the Company to:

                           Apex Acquisition Corp.
                           c/o Edac Technologies Corporation
                           1806 New Britain Avenue
                           Farmington, CT 06032
                           Attn:  Edward J. McNerney, President
                           Facsimile No. 860-674-2718

with a copy to:            Reinhart, Boerner, Van Deuren,
                           Norris & Rieselbach, s.c.
                           1000 N. Water St., Suite 2100
                           Milwaukee, WI 53202
                           Attn:  Daniel J. Brink, Esq.
                           Facsimile No. 414-298-8097

and in the case of Shareholder, to:
                           ________________________________
                           ________________________________
                           ________________________________
                           ________________________________

with a copy to:            Murtha, Cullina, Richter and Pinney LLP
                           CityPlace I
                           185 Asylum Street
                           Hartford, Connecticut 06032
                           Attn:  Mark F. Korber, Esq.
                           Facsimile No. 860-240-6150.

or to such other persons or addresses as the parties shall furnish to each other in writing in accordance with the terms of this section. Notice via registered or certified mail or via overnight courier shall be deemed given upon receipt at the address of the receiving party stated above (or such other address as may be stated by such party pursuant to the terms of this section), except that if delivery is refused or cannot be made for any reason, then such notice shall be deemed given on the third day after it is sent. Notice via facsimile transmission shall be deemed given upon receipt (by the party sending such notice) of a confirmation page indicating that the facsimile transmission was received at the number of the receiving party stated above (or such other number as may be provided pursuant to the terms of this section).

                  13. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid or enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  14. Amendment. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

                  15. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (regardless of such state's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting thereof.

                  16. Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

                  17. Entire Agreement; Incorporation of Terms. This Agreement represents the full and complete understanding of the parties with respect to the subject matter hereof. The introductory language and the recitals are incorporated into this Agreement by reference.
                  18. Counter parts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

                  Dated as of the date first above written.

                                                     APEX ACQUISITION CORP.

                                                     BY _______________________
                                                      Its _____________________

                                                  EDAC TECHNOLOGIES CORPORATION

                                                  BY __________________________
                                                   Its ________________________


                                                  _____________________________
                                                          [SHAREHOLDER]

                                    EXHIBIT F

                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT is made and entered into as of the ___ day of __________, 1998, by and between APEX ACQUISITION CORP., a Wisconsin corporation (the "Company"), EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation ("Edac"), and GERALD S. BIONDI ("Consultant").

                                    RECITALS

                  A. The Company is engaged in, among other things, the business of manufacturing and engineered tools and molds (the "Business").

                  B. Consultant is a shareholder of Apex Machine Tool Company, Inc., a Connecticut corporation ("Seller"), which, as of the date hereof, has sold substantially all of its assets to the Company pursuant to the terms of an Asset Purchase Agreement dated ______________, 1998 (the "Purchase Agreement").

                  C. Prior to the date of this Agreement, Seller was engaged in the conduct of the Business by or on behalf of Seller.

                  D. Consultant has provided important services to Seller in the past and Consultant's experience and knowledge of the Business are of great value to the Company.

                  E. The Company desires to retain Consultant in a consulting capacity and Consultant desires to be so retained pursuant to the terms and conditions of this Agreement.

                                   AGREEMENTS

                  In consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

                  1. Consulting Services. During the Consulting Period (as defined in section 2 hereof), Consultant shall act as a consultant to the Company with respect to all aspects of the Business, including, without limitation, _____________________ (the "Consulting Services"). The Consulting Services shall be provided when and as reasonably requested by the Company giving due regard to the limited nature of Consultant's duties hereunder; provided, however, that Consultant shall not be required to devote more than 80 hours per month to the business and affairs of the Company. In the event that, for whatever reason, Consultant is requested in writing to devote more than 80 hours during any calendar month to the business and affairs of the Company, he shall be entitled to receive, and the Company shall be required to pay, extra compensation calculated at the rate of $110 per hour.

                  2. Consulting Period. Consultant shall provide the Consulting Services during the period commencing as of the date of this Agreement and ending at the close of business on the first anniversary of the date of this Agreement (the "Consulting Period").

                  3. Confidential Information.

                     (a) Nondisclosure of Confidential Information. The parties hereto acknowledge and agree that as a previous officer, director and shareholder of Seller, and as a consultant to the Company, Consultant has had and will have access to, and has been entrusted and will be entrusted with, Confidential Information (as defined in section 3(c) hereof), and that the Company would suffer great loss and injury if Consultant disclosed any Confidential Information or used any Confidential Information to compete with the Company. Accordingly, except as necessary in connection with the performance by Consultant of the Consulting Services (but subject to the requirements set forth in the last sentence of this subsection) and except as provided in section 3(e) hereof, Consultant shall not, during the Consulting Period and for a period of two years thereafter, directly or indirectly, whether individually or as an employee, principal, agent, owner, trustee, beneficiary, distributor, partner, co-venturer, investor, consultant or in any other capacity, use or disclose, or cause to be used or disclosed, any Confidential Information, whether such information was owned by Seller or the Company prior to, or developed by the Company subsequent to, its relationship with Consultant, and regardless of the fact that Consultant may have participated in the discovery and development of such Confidential Information. Except only as provided in section 3(e) hereof, Consultant shall not, in connection with his performance of the Consulting Services, disclose or cause to be disclosed to any third party any Confidential Information, unless such third party is an officer or director of the Company or is under similar obligations of confidentiality with respect to the Company.

                     (b) Nondisclosure of Trade Secrets. Notwithstanding anything contained in this Agreement (other than section 3(e) hereof) to the contrary, Consultant shall not, directly or indirectly, whether individually or as an employee, principal, agent, owner, trustee, beneficiary, distributor, partner, co-venturer, investor, consultant or in any other capacity, except as necessary in connection with the performance by Consultant of the Consulting Services (but subject to the requirements set forth in the last sentence of this subsection), use or disclose, or cause to be used or disclosed, any Confidential Information of the Company which constitutes a trade secret as defined under the Uniform Trade Secrets Act, codified at sections 35-50 through 35-58 of the Connecticut General Statutes ("Trade Secret"), as long as such information remains a Trade Secret. Except only as provided in section 3(e) hereof, Consultant shall not, in connection with his performance of the Consulting Services, disclose or cause to be disclosed to any third party any Confidential Information which constitutes a Trade Secret, unless such third party is an officer or director of the Company or is under similar obligations of confidentiality with respect to the Company.

                     (c) Reasonableness of Terms; Adequacy of Consideration. Consultant acknowledges and agrees that the terms of this section 3 are reasonable and necessary for the protection of the Company and the Business. Consultant further acknowledges and agrees that the consideration provided for herein and the consideration Consultant will ultimately receive as a shareholder of Seller in connection with the transactions contemplated by the Purchase Agreement is sufficient to fully and adequately compensate Consultant for agreeing to the terms and conditions of this Agreement.

                     (d) Definition of Confidential Information. The term "Confidential Information," as used in this Agreement, means any and all of the following as it relates to the Company, Seller and/or the Business: (i) all historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials, however documented; (ii) all product specifications, data, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customers lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information); and (iii) all information (whether or not part of the foregoing), however documented, which constitutes a Trade Secret. Notwithstanding the foregoing, the term "Confidential Information" shall not include information concerning the Company, Seller and/or the Business that becomes generally available to the public other than as a result of disclosure by Consultant.

                     (e) Permitted Disclosure. The restrictions set forth in sections 3(a) and 3(b) hereof shall not apply to any disclosure of Confidential Information or a Trade Secret, as the case may be, required to be made under applicable law or regulation or by order of a court or governmental authority acting within its jurisdiction, provided that prior to such disclosure, Consultant shall have provided the Company with written notice of such disclosure requirement and the Company shall have had a reasonable opportunity to contest such requirement.

                  4. Compensation; Reimbursement of Expenses. In consideration of the performance by Consultant of the Consulting Services, the Company shall pay to Consultant annual compensation of $100,000, payable in weekly installments during the Consulting Period, in accordance with the Company's standard payroll practices. Reasonable travel and telephone expenses and other reasonable out-of-pocket expenses incurred by Consultant in connection with the performance of the Consulting Services shall be reimbursed to Consultant monthly, to the extent consistent with the Company's reimbursement policies.

                  5. Product Development by Consultant. During the Consulting Period, any product, process, or invention of any kind whatsoever developed by Consultant, whether acting alone or in conjunction with others, which relates to the Business or the Company's operations, shall be the sole and exclusive property of the Company. Consultant shall inform the Company of any product developments made or conceived by Consultant which relate to the Business or the Company's operations and shall execute such documents as may be reasonably requested by the Company to evidence transfer of such property to the Company.

                  6. Know-how. Nothing contained in this Agreement shall prohibit Consultant's use of general skills and know-how, as long as such use does not result in a violation of section 3 hereof.

                  7. Common Law of Torts and Trade Secrets. Nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where such law provides the Company with broader protection than that provided herein.

                  8. Specific Performance. Consultant acknowledges and agrees that irreparable injury to the Company may result if Consultant breaches any covenant of Consultant contained herein and that the remedy at law for the breach of any such covenant will be inadequate. Accordingly, if Consultant engages in any act in violation of the provisions of this Agreement, the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive relief to enforce the provisions of this Agreement.

                  9. Governing Law; Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (regardless of such state's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for drafting thereof.

                  10. Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or a relinquishment of any right granted hereunder for the future performance of any such term, covenant or condition.

                  11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrase or to replace any invalid or unenforceable term or provision with a term or provision that is valid or enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
                  12. Amendment. This Agreement may be amended only by an agreement in writing signed by all of the parties hereto.

                  13. Notice. Any notice given hereunder shall be deemed sufficient if addressed in writing and delivered via registered or certified mail, overnight courier or facsimile transmission, in the case of the Company to:

                           Apex Acquisition Corp.
                           c/o Edac Technologies Corporation
                           1806 New Britain Avenue
                           Farmington, CT 06032
                           Attn:  Edward J. McNerney, President
                           Facsimile No. 860-674-2718

with a copy to:            Reinhart, Boerner, Van Deuren,
                           Norris & Rieselbach, s.c.
                           1000 North Water Street, Suite 2100
                           Milwaukee, WI 53202
                           Attn: Daniel J. Brink, Esq.
                           Facsimile No. 414-298-8097

and in the case of Consultant, to:

                           Gerald S. Biondi

                           _____________________________________
                           _____________________________________
                           _____________________________________


with a copy to:            Murtha, Cullina, Richter and Pinney LLP
                           CityPlace I
                           185 Asylum Street
                           Hartford, CT 06103-3469
                           Attn: Richard S. Smith, Jr., Esq.
                           Facsimile No. 860-240-6150

or to such other person or address as each party shall furnish to the other in writing in accordance with the terms of this section. Notice via registered or certified mail or via overnight courier shall be deemed given upon receipt at the address of the party stated above (or such other address as may be stated by such party pursuant to the terms of this section), except that if delivery is refused or cannot be made for any reason, then such notice shall be deemed given on the third day after it is sent. Notice via facsimile transmission shall be deemed given upon receipt (by the party sending such notice) of a confirmation page indicating that the facsimile transmission was received at the number of the receiving party stated above (or at such other number as may be provided pursuant to the terms of this section).

                  14. Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and beneficiaries in interest; provided, however, that Consultant may not assign this Agreement without the prior written consent of the Company. This Agreement may be assigned by the Company.

                  15. Entire Agreement, Incorporation of Terms. This Agreement represents the full and complete understanding of the parties with respect to the subject matter hereof. The introductory language and the recitals are incorporated into this Agreement by reference.

                  16. Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

                  17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same instrument.

                  Dated as of the date first above written.

                                               APEX ACQUISITION CORP.

                                               BY______________________________
                                                Its____________________________


                                               EDAC TECHNOLOGIES CORPORATION

                                               BY______________________________
                                                Its____________________________


                                               ________________________________
                                                       Gerald S. Biondi

                                    EXHIBIT G

                               FORM OF OPINION OF
                     MURTHA, CULLINA, RICHTER & PINNEY, LLP

                                    EXHIBIT H

                             ________________, 1998


Apex Machine Tool Company, Inc.
21 Spring Lane
Farmington, CT 06032

Mr. Gerald S. Biondi
Mr. James G. Biondi
Mr. Michael Biondi
c/o Apex Machine Tool Company

Gentlemen:

                  We have acted as counsel to Edac Technologies Corporation , a Wisconsin corporation ("Edac"), and Apex Acquisition Corp., a Wisconsin corporation ("Buyer") in connection with the execution and delivery of the following documents:

                  1. The Asset Purchase Agreement dated as of ___________, 1998 by and among Edac, Buyer, Apex Machine Tool Company, Inc., a Connecticut corporation ("Seller") and Gerald S. Biondi, James G. Biondi and Michael Biondi (the "Purchase Agreement").

                  2. The General Bill of Sale dated as of the date of this opinion letter executed by Seller.

                  3. The Assignment and Assumption Agreement dated as of the date of this opinion letter between Buyer, Edac and Seller.

                  4. The Noncompetition Agreement dated as of the date of this opinion letter between Buyer, Edac and Seller.

                  5. The Noncompetition Agreements dated as of the date of this opinion letter between Buyer, Edac and each of Gerald S. Biondi, James G. Biondi and Michael Biondi.

Apex Machine Tool Company
_____________, 1998
Page 2


                  6. The Consulting Agreement dated as of the date of this opinion letter between Buyer, Edac and Gerald S. Biondi.

                  7. The Purchase Agreement dated as of the date of this opinion letter between Gerald S. Biondi, James G. Biondi, Michael Biondi, Buyer and Edac related to the purchase of the real estate located at 17 and 21 Spring Lane, Farmington, Connecticut.

                  8. The Purchase Agreement dated as of the date of this opinion letter between Gerald S. Biondi, James G. Biondi, Buyers and Edac related to the purchase of the real estate located at 55 Spring Lane, Farmington, Connecticut.

                  9. The Assignment and Assumption of Lease between Gerald S. Biondi and James G. Biondi as assignors and Apex Acquisition Corp. as assignee, of even date herewith.

                  10. The Mortgage of even date herewith between Gerald S. Biondi, James G. Biondi and Michael Biondi, related to the real estate located at 17 and 21 Spring Lane, Farmington, Connecticut.

                  11. A Promissory Note dated as of the date hereof in the principal amount of $_____________ payable by Buyer to the Shareholders.

                  The documents referenced at paragraphs 1 through 11 above are referred to collectively as the "Transaction Documents." This opinion letter is given pursuant to section 8.6 of the Purchase Agreement. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Edac, agreements and other instruments, certificates of officers and representatives of Edac, certificates of public officials and other documents which we have deemed necessary as a basis for the opinions expressed in this letter. As to various questions of fact material to

Apex Machine Tool Company

___________________, 1998
Page 3


our opinions, we have relied upon certificates of officers of Edac. In rendering the opinions expressed in this letter, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the due execution of the Transaction Documents by, and the enforceability of the Transaction Documents against, the parties thereto other than Edac and Buyer.

                  Whenever this letter refers to matters within our "knowledge," "known to us" or of which we "know," such reference is limited to (1) facts within our actual knowledge after an inquiry of the attorneys and legal assistants of this firm who have provided legal services to Edac or Buyer within the past 12 months and (2) facts represented to us in the certificates of officers of Edac and Buyer attached hereto (the "Officers' Certificates"). We have made no other inquiry or investigation as to factual matters.

                  Based on the foregoing and upon such additional investigation of law as we have deemed necessary, it is our opinion that:

                  1. Edac is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate issued by the Department of Financial Institutions of the State of Wisconsin ("DFI"): (a) Edac has filed with DFI during its most recently completed reporting year the required annual report; (b) Edac is not the subject of a proceeding under Wisconsin Statutes section 180.1421 to cause its administrative dissolution; (c) no determination has been made by DFI that grounds exist for such action; (d) no filing has been made with DFI of a decree of dissolution with respect to Edac; and (e) Articles of Dissolution of Edac have not been filed with DFI.

                  2. Buyer is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate issued by DFI: (a) Buyer has not yet completed its initial report year and, accordingly, has not filed an annual report with DFI; (b) Buyer is not the subject of a proceeding under Wisconsin Statutes section 180.1421 to cause its administrative dissolution; (c) no determination has

Apex Machine Tool Company

___________________, 1998
Page 4

been made by DFI that grounds exist for such action; (d) no filing has been made with DFI of a decree of dissolution with respect to Buyer under Wisconsin Statutes section 180.1431; and (e) Buyer has not filed Articles of Dissolution with DFI.

                  3. Each of Edac and Buyer has the corporate power and corporate authority to enter into and perform each of the Transaction Documents to which it is a party, to own its properties and assets, and to carry on its business as it is currently being conducted. The Transaction Documents have been duly authorized by all necessary corporate action on the part of each of Edac and Buyer and have been duly executed and delivered by each of Edac and Buyer.

                  4. Assuming that the law of the State of Connecticut is identical to the law of the State of Wisconsin, each of the Transaction Documents to which Edac and Buyer is a party constitutes a legal, valid and binding obligation of Edac and/or Buyer, as the case may be, and is enforceable against Edac and/or Buyer, as the case may be, in accordance with its terms, (a) except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; (b) subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (c) subject to the qualification that certain provisions of such documents are or may be unenforceable in whole or in part under the laws of the State of Wisconsin, but the inclusion of such provisions does not affect the validity of any such documents as a whole and each of such documents contain legally adequate provisions for the realization of the principal legal rights and benefits afforded by it.

                  5. The execution and delivery of the Transaction Documents to which Edac and Buyer is a party and the performance by Edac and/or Buyer, as the case may be, of their respective terms do not and will not conflict with or result in a violation of any of the following: (a) the Articles of Incorporation or By-Laws of Edac or Buyer; (b) any order, writ, judgment or decree known to us to which Edac or Buyer is subject; or (c) any agreement known to us under which Edac or Buyer has borrowed money or, in the case of Edac, any other agreement which is included as an exhibit to Edac's Form 10-K for the year ended December 31, 1997.

Apex Machine Tool Company
_______________, 1998
Page 5

                  6. To our knowledge, there is no action, suit, investigation or proceeding pending or threatened before any court or administrative agency against or involving Edac or Buyer which challenges the validity of the Transaction Documents to which Edac or Buyer is a party.

                  The opinions expressed in this letter are limited to the laws of the State of Wisconsin and the federal laws of the United States. This opinion is rendered solely for your information and assistance in connection with the transaction described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                             Yours very truly,

                                             REINHART, BOERNER, VAN DEUREN,
                                                  NORRIS & RIESELBACH, s.c.

                                             BY

                                                    Daniel J. Brink